UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Independence Contract Drilling, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 25, 2019

TO OUR STOCKHOLDERS:
The 2019 Annual Meeting of Stockholders of Independence Contract Drilling, Inc. (the “Annual Meeting”) will be held at our principal executive offices, located at 20475 State Highway 249, First Floor Auditorium, on Tuesday, June 4, 2019, at 8:00 a.m., Central Time.
The attached Notice of Annual Meeting of Stockholders (the “Notice”) and proxy statement provide information concerning the matters to be considered at the Annual Meeting.
Your vote is important, and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by internet or by telephone using the instructions on the Notice or by signing and returning the proxy card in the postage pre-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting in person.

Sincerely,

Thomas R. Bates, Jr.	J. Anthony Gallegos, Jr.
Chairman of the Board	Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF INDEPENDENCE CONTRACT DRILLING, INC.
April 25, 2019
To the Stockholders of Independence Contract Drilling, Inc.:
Notice is hereby given that the Annual Meeting of Independence Contract Drilling, Inc. (the “Company”) will be held on Tuesday, June 4, 2019, at 8:00 a.m., Central Time, at 20475 State Highway 249, First Floor Auditorium, Houston, TX 77070.
At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders of the Company (“Stockholders”) will be asked to:

1.	Elect seven directors to the board of directors of the Company to serve until the 2020 Annual Meeting of Stockholders;

2.	Approve adoption of the 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”);

3.	Ratify the appointment of BDO USA, LLP as the Company’s Independent Auditors for 2019; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.
Only Stockholders of record at the close of business on April 15, 2019 are entitled to notice of and to vote at the Annual Meeting. A list of Stockholders will be available commencing ten days prior to the date of the Annual Meeting and may be inspected at our principal executive offices during normal business hours. The list of Stockholders also will be available for review at the Annual Meeting. If there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The proxy materials include this Notice, the Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”) and the enclosed proxy card. We encourage you to read the Annual Report as it includes our audited financial statements and other important information about our business.
Your vote is important. Even if you plan to attend the Annual Meeting, please vote by mail or through the telephone or internet voting systems. Specific directions for submitting your vote by mail or through the telephone or internet are included in the accompanying Proxy Statement and on the accompanying proxy card. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting.

Sincerely,

Philip A. Choyce
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2019
The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

INDEPENDENCE CONTRACT DRILLING, INC.
20475 State Highway 249, Suite 300
Houston, TX 77070
____________________
PROXY STATEMENT
____________________
This Proxy Statement contains information related to the Independence Contract Drilling, Inc. 2019 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, we refer to the Board of Directors of Independence Contract Drilling, Inc. as the “Board” and to Independence Contract Drilling, Inc. as the “Company,” “we,” “us,” and like terms.
We are furnishing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed Proxy Card, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Annual Meeting.
The Proxy Materials are being mailed together on or about April 25, 2019 to each of our stockholders entitled to notice of and to vote at the Annual Meeting.
2019 ANNUAL MEETING DATE AND LOCATION
The Annual Meeting will be held at 20475 State Highway 249, First Floor Auditorium, Houston, TX 77070, on Tuesday, June 4, 2019, at 8:00 a.m., Central Time, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.
ABOUT THE ANNUAL MEETING
What is the purpose of the 2019 Annual Meeting of Stockholders?
At the Annual Meeting, our stockholders will be asked to consider and vote upon (1) the election of seven directors to serve until the 2020 Annual Meeting of Stockholders, (2) the approval of the adoption of the 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”) and (3) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019. In addition, you will be asked to consider and vote upon any other matters that may properly come before the Annual Meeting.
Why did I receive these Proxy Materials?
You received these Proxy Materials from us in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting because you owned shares of our common stock at the close of business on April 15, 2019. We refer to this date as the “Record Date.”
This Proxy Statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this Proxy Statement carefully.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 77,078,252 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on three proposals:
•Proposal 1: The election of seven directors to serve until the 2020 Annual Meeting of Stockholders;
•Proposal 2: Approval of the adoption of the 2019 Omnibus Plan;
•Proposal 3: The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019.
In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.
What are the recommendations of the Board?
The Board recommends a vote as follows:
•FOR the election of each of the nominees for director;
•FOR approval of the adoption of the 2019 Omnibus Plan; and
•FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019.
Could other matters be decided at the Annual Meeting?
At the time this Proxy Statement was mailed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the individuals listed on your proxy card will vote the proxies as recommended by the Board or, if no recommendation is given, in their own discretion.
How do I vote?
For Proposal 1, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify, or you may abstain from voting.
For Proposal 2, you may vote “For” approval of the 2019 Omnibus Plan, you may vote “Against” approval of such proposal or you may abstain from voting.
For Proposal 3, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019, you may vote “Against” the approval of such proposal or you may abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card (the “Proxy Holders”) to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote by proxy over the internet, follow the instructions provided on the proxy card.
•To vote by telephone, call the toll-free number found on the proxy card.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization, you should have received a voting instruction card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization. Follow the instructions from your brokerage firm, bank, dealer or other similar organization included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet service providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting.
With respect to Proposal 1, the Inspector of Election will separately count the number of “For” votes and “Withheld” votes received for each nominee.
With respect to Proposal 2, the Inspector of Election will separately count the number of “For” votes and “Against” votes for the approval of the adoption of the 2019 Omnibus Plan and abstentions received.
With respect to Proposal 3, the Inspector of Election will separately count the number of “For” votes and “Against” votes.
As noted above, if you are a beneficial owner, you will need to obtain a proxy form from the brokerage firm, bank, dealer or other similar organization that holds your shares and follow the instructions included on that form regarding how to instruct that institution to vote your shares. If you do not give instructions to your brokerage firm, bank, dealer or other similar organization, then they can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”
What are abstentions?
Abstentions occur when stockholders are present in person or by proxy at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will not count as votes cast for the election of directors or the approval of the ratification of our independent public accountants, but abstentions will be counted as shares entitled to vote on a proposal and thus have the same effect as a vote “Against” any proposals where voting is based on a majority of the shares represented in person or by proxy at the Annual Meeting.
What are “broker non-votes”?
Broker non-votes will be considered present at the Annual Meeting but will not be counted to determine the total number of votes cast. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal 1, the election of seven directors to serve until the 2020 Annual Meeting of Stockholders, is considered “non-routine” under applicable rules, which could result in broker non-votes.
Proposal 2, the approval of the adoption of the 2019 Omnibus Plan, is considered “non-routine” under applicable rules, which could result in broker non-votes.
Proposal 3, the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019 is considered “routine” under applicable rules.
What is the effect of broker non-votes and abstentions and how many votes are needed to approve the proposal?
Proposal 1 - the election of seven directors to serve until the 2020 Annual Meeting of Stockholders: to be elected as a director, each nominee must receive, in accordance with Section 2.3 of the Company’s second amended and restated bylaws (the “Bylaws”), the affirmative vote of a majority of the votes cast at the Annual Meeting; provided, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the affirmative vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of the votes cast means the votes “For” a director must exceed the number of votes cast “against” that director’s election; we will not count abstentions. In an uncontested election of directors, any incumbent nominee who does not receive the vote of the majority of the votes shall, within ten days following the certification of results, tender his or her resignation to the Board. The Board shall decide, through a process managed by a Board committee responsible for the nomination of directors, whether to accept or reject the tendered resignation, or whether other action should be taken. As noted above, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify, or you may abstain from voting. Votes “Withheld” from a director’s election, but not broker non-votes or abstentions, will have the same effect as a vote “Against” the election of a director.
Proposal 2 - the approval of the adoption of the 2019 Omnibus Plan: to be approved, adoption of the 2019 Omnibus Plan must receive, in accordance with Section 1.7 of the Company’s Bylaws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting. As noted above, you may vote “For” approval of the adoption of the 2019 Omnibus Plan, you may vote “Against” approval of such proposal or you may abstain from voting. Abstentions will be counted as shares entitled to vote and have the same effect as a vote “Against” Proposal 2. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on Proposal 2. Therefore, broker non-votes will have the effect of reducing the absolute number of shares necessary to approve Proposal 2.
Proposal 3 - the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019: for the proposal to be approved, it must receive, in accordance with Section 1.7 of the Company’s Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting. As noted above, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2019, you may vote “Against” the proposal or you may abstain from voting. Abstentions will not be counted as shares entitled to vote and have the same effect as a vote “Against” Proposal 3. Proposal 3 is considered a “routine” matter under applicable rules. As such, your broker, if any, has discretionary voting authority to vote your shares, even if such broker does not receive voting instructions from you.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of the Record Date.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “For” the election of each director nominee, “For” approval of the adoption of the 2019 Omnibus Plan, and “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for 2019. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What is the effect of the Sidewinder Stockholders' Agreement on actions being taken at the Annual Meeting?
Concurrently with the execution of the merger agreement between us and Sidewinder Drilling LLC (“Sidewinder”), we entered into a stockholders’ agreement (the “Sidewinder Stockholders’ Agreement”) with the former owners of Sidewinder (the “Member Parties”). The Member Parties include one or more affiliates of MSD Partners, L.P. (“MSD Partners”), a Delaware limited partnership, and one or more affiliates of MSD Capital, L.P. (“MSD Capital”), a Delaware limited partnership (such affiliates of MSD Partners and MSD Capital, the “MSD Parties”).
Pursuant to the Sidewinder Stockholders’ Agreement, we agreed, for so long as certain ownership and other conditions are met, to cause to be appointed to the Board, two representatives of an affiliate of MSD Partners (the “MSD Representatives”), at least one of which must be, in the good faith determination of the Board or our Corporate Governance and Nominating Committee, an independent director. Both Mr. Piekarski and Mr. Minmier were nominated as directors pursuant to the terms of the Sidewinder Stockholders’ Agreement, and our Nominating and Corporate Governance Committee has determined that Mr. Minmier qualifies as an independent director.
Furthermore, pursuant to the terms of the Sidewinder Stockholders’ Agreement, the Member Parties agreed to: (i) cause all shares of our common stock owned by them to be present at any meeting for the election of directors either in person or by proxy and (ii) to (A) either vote common stock beneficially owned by them in the election of directors (other than those nominated by them) either (a) as recommended by the Board or (b) in the same proportion as the votes cast by other holders of our common stock voting in the election (x) with respect to director nominees nominated by the Company’s Board or Nominating and Corporate Governance Committee and (y) with respect to any other nominee (excluding the MSD Representatives nominated to the Board) and (B) in favor of the MSD Representatives nominated to the Board. There is no limitation on the MSD Parties’ vote with respect to Proposal 2: approval of the adoption of the 2019 Omnibus Plan or Proposal 3: ratification of BDO as our independent auditors for 2019. The MSD Parties collectively beneficially owned approximately 23,297,012 shares of our common stock as of the Record Date.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by us and we will pay for the entire cost of soliciting proxies. In addition to these mailed Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We also have retained Alliance Advisors as our proxy solicitor and will pay them fee for their services of $15,000. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Proxy Materials to beneficial owners.
We have retained Broadridge to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $20,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common stock.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date; (2) timely submitting a proxy with new voting instructions by telephone or over the internet; (3) sending a written notice of revocation by mail to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070 marked “Proxy Information Enclosed, Attention: Corporate Secretary”; or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
If you are a beneficial owner, you should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of our outstanding shares of common stock entitled to vote are present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters. On the Record Date, there were 77,078,252 shares outstanding and entitled to vote at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date and time.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K (“Form 8-K”) within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting and other requirements. These reduced requirements include reduced disclosures about the Company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will cease to be an emerging growth company upon the earliest of: (1) the last day of the fiscal year in which we have $1.07 billion or more in annual revenues; (2) the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which generally requires more than $700 million in market value of our common units held by non-affiliates as of June 30 of the year such determination is made; (3) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or (4) the last day of the fiscal year following the fifth anniversary of our Initial Public Offering (“IPO”) (which fiscal year will be 2019). Currently, we believe we will cease to be an emerging growth company on December 31, 2019.
What is “householding” and how does it affect me?
We may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Proxy Materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Proxy Materials for each stockholder sharing your address in the future, please contact Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070, Attn: Corporate Secretary, by phone at (281) 598-1230 or by email at investor.relations@icdrilling.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.
Many banks, brokers, and other holders of record have instituted householding. If you or your family have one or more beneficial ownership accounts, you may have received householding information from your bank, broker, or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
When are stockholder proposals due for next year’s annual meeting?
Stockholder proposals for inclusion in next year’s proxy statement
Stockholders interested in submitting a proposal for inclusion in our Proxy Materials and for presentation at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Provided that the date of such 2020 Annual Meeting of Stockholders is not more than 30 days from the date of the Annual Meeting, such proposals must be submitted in writing to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070, Attn: Corporate Secretary, no later than 120 calendar days before the date of the proxy statement released for the previous year’s Annual Meeting of Stockholders. Therefore, the deadline for submitting proposals for inclusion in our Proxy Materials and for presentation at the 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 is December 27, 2019. No stockholder proposal was received for inclusion in this Proxy Statement.
Other stockholder proposals for presentation at next year’s annual meeting
The Company's Bylaws require that stockholders interested in submitting a proposal or nominee for consideration at the 2020 Annual Meeting of Stockholders, which is not submitted for inclusion in our Proxy Materials pursuant to Rule 14a-8 under the Exchange Act, may do so by following the procedures set forth in Section 1.3 of our Bylaws. Section 1.3 of our Bylaws requires any such proposals to be submitted in writing to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300,

Houston, TX 77070, Attn: Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Pursuant to this requirement, notice must be received no later than close of business on March 6, 2020, nor earlier than close of business on February 5, 2020 to be considered timely under our Bylaws for purposes of our 2020 Annual Meeting of Stockholders; provided, however, that in the event that such date of the annual meeting is more than 30 days before or more than 60 days after June 4, 2020 stockholder notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. To be in proper form, a stockholder’s notice must include the information about the proposal or nominee specified in our Bylaws.
A stockholder seeking to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and applicable Exchange Act requirements. We reserve the right not to consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws or applicable Exchange Act requirements for submitting such proposal or nomination.
Whom should I contact with questions about the Annual Meeting?
If you have any questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary, at 20475 State Highway 249, Suite 300, Houston, TX 77070 or by telephone at (281) 598-1230.
Directions to Annual Meeting
Directions to our Annual Meeting, to be held at our principal executive offices, which are located at 20475 State Highway 249, First Floor Auditorium, Houston, TX 77070, are available on our website at: http://www.icdrilling.com/contact.html.

PROPOSAL 1: ELECTION OF DIRECTORS
General
Our directors are elected annually and serve one-year terms or until their earlier death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. Based on the recommendations from our Nominating and Corporate Governance Committee, the Board has nominated Messrs. Thomas R. Bates, Jr., J. Anthony Gallegos, Jr., James D. Crandell, Matthew D. Fitzgerald, Daniel F. McNease, James G. Minmier and Adam J. Piekarski for election as directors to serve until the 2020 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. To be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.
Concurrently with the execution of the merger agreement between us and Sidewinder Drilling , we entered into the Sidewinder Stockholders’ Agreement with the Member Parties. Pursuant to the Sidewinder Stockholders’ Agreement, we agreed, for so long as certain ownership and other conditions are met, to cause to be appointed to the Board, the MSD Representatives, at least one of which must be, in the good faith determination of the Board or our Corporate Governance and Nominating Committee, an independent director. Both Mr. Piekarski and Mr. Minmier were nominated as directors pursuant to the terms of the Sidewinder Stockholders’ Agreement, and our Nominating and Corporate Governance Committee has determined that Mr. Minmier qualifies as an independent director.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE

Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on the Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce its size. Stockholders may not cumulate their votes in the election of our directors.
Set forth below is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. See “Stock Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.
The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of April 15, 2019:

Director Nominee	Position and Offices	Director Since	Age
Thomas R. Bates, Jr.	Chairman of the Board, Director	2011	69
J. Anthony Gallegos, Jr.	Chief Executive Officer, Director	2018	49
James D. Crandell	Director	2017	65
Matthew D. Fitzgerald	Director	2012	61
Daniel F. McNease	Director	2013	67
James G. Minmier	Director	2018	55
Adam J. Piekarski	Director	2018	37

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. The Board believes that each director nominee is highly qualified to serve as a member of the Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to the Board. Our directors have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our director nominees have worked for or with, or served on the board of directors of, a variety of companies in oilfield services and other industries. Each director nominee also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.
Director Biographies and Qualifications
Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led the Board to conclude that each of our directors should serve on the Board. There are no family relationships among any of our directors or executive officers.
Thomas R. Bates, Jr., Ph.D., Chairman of the Board. Mr. Bates has served as our Chairman of the Board since November 2011. Mr. Bates has been an Adjunct Professor and member of the Energy MBA Advisory Board in the Neeley School of Business at Texas Christian University, where he has taught courses in energy macroeconomics since January 2011.  Mr. Bates began his career with Shell Oil Company where he was responsible for aspects of drilling research and operations. He served as President of the Anadrill division of Schlumberger Limited from 1992 to 1997, Chief Executive Officer of Weatherford Enterra, Inc. from 1997 to 1998, Senior Vice President and Discovery Group President of Baker Hughes Incorporated from 1998 to 2000, and Managing Director and Senior Advisor of Lime Rock Partners from 2002 to 2012. Mr. Bates holds B.S.E., M.S.E., and Ph.D. degrees in Mechanical Engineering from the University of Michigan. Mr. Bates currently serves as Chairman and Director of Tidewater, Inc (TDW). He also serves as Chairman and Director of Vantage Drilling International (VTGDF), which trades on the OTC. Mr. Bates also serves on the boards of Alacer Gold Corporation (ASR.TO), and TETRA Technologies, Inc (TTI). He previously served on the boards of FTS International Inc., T-3 Energy Services, Inc., Hercules Offshore, Inc. and NATCO Group, Inc.
J. Anthony Gallegos, Jr., Director and Chief Executive Officer. Mr. Gallegos has served as a Director on the Board and as our President and Chief Executive Officer since completion of the Sidewinder Merger in October 2018. Mr. Gallegos was one of the original founders of Sidewinder, serving as President and Chief Executive Officer of Sidewinder from September 2017 through September 2018, President and Chief Financial Officer from November 2014 through August 2017, and Senior Vice President & Chief Financial Officer from April 2011 until October 2014. From April 2006 through September 2010, Mr. Gallegos held the position of Vice President Business Development of Scorpion Offshore, an international offshore drilling contractor. Prior to joining Scorpion Offshore, Mr. Gallegos held operational, marketing, corporate planning and management positions with Atwood Oceanics, Transocean and Ensco. Mr. Gallegos started his career working as a roughneck on offshore drilling rigs in the United States Gulf of Mexico. Mr. Gallegos is a member of the Society of Petroleum Engineers and the International Association of Drilling Contractors and is a veteran of the United States Army. Mr. Gallegos holds a B.B.A. from Texas A&M University and a Master of Business Administration from Rice University.
James D. Crandell, Director. Mr. Crandell has served as a director on the Board since January 2017. Mr. Crandell is currently a private investor.  Mr. Crandell's career includes serving as Managing Director of Cowen and Company from 2013 until 2016, and as Managing Director of Dahlman Rose from 2011 until its acquisition by Cowen and Company in 2013. Prior to that he served as Managing Director at Barclays Capital plc from 2008 until 2011, and as Managing Director for Lehman Brothers starting in 1999 until its acquisition by Barclays Capital in 2008. From 1981 until 1998, Mr. Crandell held various posts at Salomon Brothers, including managing director, senior oil services analyst, director of United States equity research, and global coordinator of equity research.  Mr. Crandell currently is a member of the board of directors of NOW Inc. (DNOW), where he serves on the nominating/corporate governance and compensation committees.
Matthew D. Fitzgerald, Director. Mr. Fitzgerald has served as a director on the Board since April 2012. Mr. Fitzgerald is now a private investor. From 2009 until July 2013, Mr. Fitzgerald served as President of Total Choice Communications LLC, a wireless retailer in Houston, Texas. Mr. Fitzgerald retired from Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, following its acquisition by National Oilwell Varco in 2008. He had served as Senior Vice President and Chief Financial Officer beginning in January 2004 as well as Treasurer beginning in February 2007. Mr. Fitzgerald held the positions of Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC from 2001 until January 2004. Mr. Fitzgerald also served as Vice President and Controller for BJ Services Company from 1989 to 2001. He currently serves on the board of directors of NCS Multistage, Inc. (NCSM) and the general partner of Oasis Midstream Partners, L.P. (OMP). He previously served on the board of directors of Rosetta Resources, Inc. and Maverick Oil and Gas, Inc. Mr. Fitzgerald began his career as a certified public accountant with the accounting firm of Ernst & Whinney. He holds a Bachelor of Business Administration in Accounting and a Master in Accountancy from the University of Florida.

Daniel F. McNease, Director. Mr. McNease has served as a director on the Board since April 2013. Mr. McNease is currently a private investor. He served as the Chairman of AXON EP, Inc. from July 2009 until December 2016 and as a Member of the Advisory Board at HitecVision AS from January 2010 until December 2016. From 2007 through 2013, he served as a Director of Dockwise Ltd. From 2004 through 2008, Mr. McNease served as President, Chairman of the Board and Chief Executive Officer at Rowan Companies plc (“Rowan”), a provider of land and offshore contract drilling services and a manufacturer of rigs and drilling equipment. In total, Mr. McNease spent 34 years at Rowan, serving as Chief Executive Officer from 2003 to 2008, President from 2002 to 2008 and as Executive Vice President of Rowan and President of its drilling subsidiaries from 1999 to 2002. Mr. McNease is a graduate of the University of Southern Mississippi and the Columbia University Executive Program. He is a member of the International Association of Drilling Contractors.
James G. Minmier, Director. Mr. Minmier has served as a director on the Board since the completion of the Sidewinder Merger in October 2018. He currently serves as Chief Executive Officer of Mustang Extreme Environmental Services, LLC, a subsidiary of BW Equity Holdings, LLC, a position he has held since May 2018.  From June 2017 until May 2018, Mr. Minmier managed his personal investments. From June 2011 until June 2017, Mr. Minmier served as President of Nomac Drilling LLC, a subsidiary of COS Holdings, LLC and subsequently Seventy Seven Energy Inc. Mr. Minmier has more than 26 years of experience in the drilling industry and served as the Vice Chairman of the International Association of Drilling Contractors (IADC) in 2013 and as Chairman of the IADC in 2014. Mr. Minmier received a Bachelor of Science in Electrical Engineering from the University of Texas at Arlington and a Master of Business Administration degree from the University of West Florida.
Adam J. Piekarski, Director. Mr. Piekarski has served as a director on the Board since the Sidewinder Merger in October 2018. He currently serves as a principal at MSD Partners, a position he held for more than the past five years. MSD Partners is an investment advisor, registered with the Securities Exchange Commission (“SEC”), formed in 2009 by the senior partners of MSD Capital. Mr. Piekarski received a Bachelor of Science in Electrical Engineering, Biomedical Engineering and Economics from Duke University and a Master of Business Administration from the Wharton School, University of Pennsylvania.
Stockholder Nominations
No material changes have been made to the procedures by which stockholders may recommend nominees to the Board.

CORPORATE GOVERNANCE
We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted a number of corporate governance policies and practices designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. The following are certain of the important corporate governance policies and practices we have adopted.
Committee Charters
We have adopted a charter for each of the three committees of the Board. Each committee charter outlines the authority and responsibilities delegated by the Board to the respective committee; enumerates membership requirements for the committee, including any applicable New York Stock Exchange (“NYSE”) or SEC membership requirements; and sets forth a framework for committee meetings. Summaries of each of the committee charters are set forth below under the heading “—Committees of the Board.” Copies of our committee charters are available on our website at http://icdrilling.investorroom.com/corporategovernance.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics—Employees”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all our officers and employees must follow. We have adopted a separate code of ethics that applies to our directors, including employee directors, which is described in more detail below. A copy of our Code of Ethics—Employees is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Employees, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics-Employees for executive officers may be made only by the Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable United States federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics-Employees must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Ethics for Senior Officers of the Company
We have adopted a Code of Ethics for Senior Officers of the Company (“Code of Ethics-Senior Officers”), supplementing the Code of Ethics-Employees, that sets forth the ethical principles by which our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Accounting Officer and other executive officers of the Company are expected to conduct themselves when carrying out their duties. A copy of our Code of Ethics-Senior Officers is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Senior Officers, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Amendments to the Code of Ethics-Senior Officers must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Business Conduct and Ethics for Directors
We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Ethics-Directors”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all members of the Board must follow. A copy of our Code of Ethics-Directors is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics-Directors, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics-Directors may be made only by the Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable United States federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics-Directors must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) in compliance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines provide a flexible framework within which the Board and its committees operate. The Corporate Governance Guidelines cover, among other things, director qualification standards, responsibilities of directors, Board access to management and advisors, compensation of directors and the chief executive officer and evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance.
Related Person Transaction Policy
We have adopted a Related Person Transaction Policy (the “Related Person Transaction Policy”), which provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholder owing more than 5% of the Company and any immediate family members of any such person. As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. In addition, our Related Person Transaction Policy is designed to assist the Board in preparing the disclosure that SEC rules require to be included in the Company’s applicable filings under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act. Please see “Certain Relationships and Related Party Transactions—Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions” for additional information regarding our Related Person Transaction Policy. In addition to our Related Person Transaction Policy, which applies only to the persons enumerated above in specified circumstances, we have also adopted a Conflicts of Interest Policy, described in more detail below, which facilitates the general review of possible conflicts of interest for all our employees and our directors.
Conflicts of Interest Policy
We have adopted a Conflicts of Interest Policy (the “Conflicts of Interest Policy”), which provides guidelines and procedures regarding the timely and proper disclosure of possible conflicts of interest a Company employee or director may have in order to allow the Company to review each such possible conflict. Under our Conflicts of Interest Policy, a conflict arises when an individual’s private interest interferes in any way with the interests of the Company as a whole. Our Conflicts of Interest Policy is designed to prohibit directors, officers or other employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to actual or potential conflicts of interest and provides guidance on how to report potential conflicts of interest. The Conflicts of Interest Policy supplements our Related Person Transaction Policy and each of our codes of ethics.
Insider Trading Policy
We have adopted an Insider Trading Policy (the “Insider Trading Policy”), which provides guidelines and procedures regarding the purchase and sale of our common stock and other securities by our directors, executive officers and other employees. Under our Insider Trading Policy, directors, executive officers and employees are prohibited from engaging in buying or selling of put options, call options or other derivatives of our common stock or other securities and from executing short sales or entering into any hedging or pledging arrangement in our common stock or other securities.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES
Board Structure
Our business and affairs are managed under the direction of the Board. The Board currently consists of seven directors with three standing committees to assist the Board in discharging its responsibilities: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Nominating and Corporate Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our Bylaws state that the Board shall initially consist of five members and generally provides that this number may be increased or decreased by a majority vote of the Board. However, no reduction of the authorized number of directors may have the effect of removing any director before the director’s term of office expires. As of the date of this Proxy Statement, the number of board members has been set at seven.
The following table identifies current members of the Board, the standing committees of the Board on which they serve and the chair of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees on an annual basis at a regularly scheduled meeting, typically following the annual meeting of stockholders. Additional information about each committee is set forth below under the heading “—Committees of The Board.” As noted above under “Corporate Governance—Committee Charters,” each committee has a charter, which is available on our website at http://icdrilling.investorroom.com/corporategovernance.
Stockholders may also obtain electronic or printed copies of these documents, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposal 1: Election of Directors—Director Biographies and Qualifications.”

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas R. Bates, Jr. Chairman of the Board	X	X
J. Anthony Gallegos, Jr. Chief Executive Officer
James D. Crandell			X
Matthew D. Fitzgerald	Chair		Chair
Daniel F. McNease	X	Chair
James G. Minmier		X	X
Adam J. Piekarski
Attendance at Board and Committee Meetings
In 2018, the Board held 19 meetings, including 13 special meetings associated with the evaluation, negotiation, approval and consummation of the Sidewinder Merger. Each of our directors attended at least 75% of the meetings of the Board and any Board committee on which he served, including directors who were members of the Board prior to the completion of the Sidewinder Merger at the beginning of the fourth quarter of 2018 and directors who were members of the Board after the Sidewinder Merger.
Attendance at Annual Meetings
Directors are encouraged, but not required, to attend our Annual Meeting. During 2018, all our directors as of the date of such meeting attended the Annual Meeting of stockholders.

Director Independence
The Board has determined that Messrs. Bates, Crandell, Fitzgerald, McNease and Minmier are each independent under the listing standards of the NYSE. Mr. Gallegos, Jr. is not considered independent due to his current employment relationship with us. Mr. Piekarski is not considered independent due to his relationship with MSD Capital. Affiliates of MSD Capital are the lenders under our Term Loan Agreement dated October 1, 2018 as described further in “Certain Relationships and Related Person Transactions—Related Person Transactions.”
In evaluating each director’s independence, the Board considered all of the objective independence standards under applicable NYSE listing standards and SEC rules and the Board also considered each of our directors’ direct and indirect relationships with the Company. The material relationships consisted of:

•	Mr. Crandell’s position as a director of Now, Inc. (“DNOW”) and DNOW’s relationship as a potential supplier of certain products and services to the Company.

•	Mr. Piekarski’s relationship with MSD Capital and MSD Capital’s relationship with certain of our lenders under our Term Loan Agreement dated October 1, 2018.
Board Leadership Structure
Thomas R. Bates, Jr., an independent director, serves as our Chairman of the Board. Currently, the Board believes that having an independent director serve as Chairman of the Board is in the best interest of the Company. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over Board meetings and provides guidance to the Chief Executive Officer. We believe this structure ensures a greater role for independent directors in the oversight of the Company and active participation from independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board periodically reviews our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions
To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular Board meetings or as otherwise determined to be necessary. Mr. Bates, our non-executive Chairman of the Board, presides over and is responsible for preparing an agenda for these meetings.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board believes that establishing the right “tone at the top” along with full and open communication between management and the Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company. Senior management regularly attends Board meetings, provides Board presentations on strategic matters involving our operations and is available to address any questions or concerns raised by the Board on risk management and any other matters.
While the Board is ultimately responsible for risk oversight at the Company, each of the Board committees assists the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and accounting. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.

Board Diversity
The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board qualified individuals to be nominated to serve on the Board. In selecting potential Board candidates, the Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective (including as to age, gender and ethnicity), personal and professional experiences and geography, as well as the existing skill-set of the Board and the needs of the Company. We discuss each of our directors’ qualifications and characteristics under the heading “Proposal 1: Election of Directors—Director Biographies and Qualifications.”
Committees of the Board
As noted above, the Board has three standing committees: (1) the Audit Committee (the “Audit Committee”); (2) the Compensation Committee (the “Compensation Committee”); and (3) the Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”). A description of each committee, its function and charter, are provided below.
Audit Committee
Pursuant to its charter, the Audit Committee’s duties include, but are not limited to, oversight of the following: (1) our accounting and financial reporting process; (2) the integrity of our financial statements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal audit function and independent auditors; and (5) our compliance with legal and regulatory requirements.
The Audit Committee is currently comprised of Messrs. Bates, Fitzgerald (chairman) and McNease. Each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. The Board has determined that each of our members of the Audit Committee, qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC.
Under rules implemented by the NYSE and SEC, we are required to have an audit committee comprised of at least three directors who meet the independence standards established by the NYSE and the Exchange Act. We have determined that Messrs. Bates, McNease and Fitzgerald are independent under the standards established by both the NYSE and Rule 10A-3 of the Exchange Act.
The Audit Committee met four times during 2018.
Compensation Committee
Pursuant to its charter, the Compensation Committee’s duties include, but are not limited to, the following: (1) establishing salaries, incentive and other forms of compensation for our executive officers; (2) reviewing non-employee director compensation; (3) administering the Company’s incentive compensation and equity plans; (4) reviewing the risks arising from the Company’s compensation policies and practices; and (5) overseeing regulatory compliance with respect to compensation matters.
In connection with these purposes, the Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with our Chief Executive Officer (with the exception of compensation matters related to our Chief Executive Officer, for which management is not involved), and any other counsel or other advisors deemed appropriate by it, the Compensation Committee reviews and makes a final determination with regard to executive compensation. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.
In addition, the Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our non-employee directors. Our Compensation Committee establishes, reviews and approves the compensation of our non-employee directors and makes appropriate adjustments based on their performance, duties and responsibilities and the competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to (1) ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership, and (2) use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.
The Compensation Committee charter provides that the committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the evaluation of the compensation of the directors, the Chief Executive Officer or other executive officers. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of any such compensation consultant and has sole authority to approve any such consultant’s fees. The Compensation Committee has retained Pearl Meyer (“PM&P”), a national executive and director compensation strategy and governance consulting firm, to review and provide recommendations concerning components of the Company’s executive compensation program. The Compensation Committee concluded that no conflict of interest existed that would prevent PM&P from independently representing the Compensation Committee.
The Compensation Committee is currently comprised of Messrs. Bates, McNease (chairman) and Minmier. The Board has affirmatively determined that each of Messrs. Bates, McNease and Minmier meets the definition of independent director for purposes of serving on the Compensation Committee under applicable NYSE rules.
The Compensation Committee met five times during 2018.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee duties include, but are not limited to: (1) monitoring the implementation of sound corporate governance principles and practices, (2) identifying individuals believed to be qualified to become directors of the Company, (3) selecting or recommending candidates for all directorships to be filled, and (4) overseeing the evaluation of the Board.
The Nominating and Corporate Governance Committee consists of three directors, Messrs. Crandell, Fitzgerald (chairman), and Minmier. Our Board has affirmatively determined that each of Messrs. Crandell, Fitzgerald and Minmier meets the definition of independent director for purposes of serving on the Nominating and Corporate Governance Committee under applicable NYSE rules.
The Nominating and Corporate Governance Committee met twice during 2018.
Board and Committee Self Evaluations
The Board annually conducts a self-evaluation to assess and identify opportunities to improve its performance. The Nominating and Corporate Governance Committee oversees the Board’s self-evaluation process.
Director Selection and Nomination Process
The Nominating and Corporate Governance Committee is responsible for establishing criteria for selecting new directors, seeking individuals to become directors when necessary and recommending such individuals to the Board. In seeking candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Currently, the Nominating and Corporate Governance Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of the Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee may consider, among other factors, diversity (including as to gender and ethnicity), age, skill, experience in the context of the needs of the Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.
The Nominating and Corporate Governance Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided that the procedures set forth in “About the Annual Meeting—When are stockholder proposals due for next year’s annual meeting?” are followed. The Nominating and Corporate Governance Committee does not intend to alter how it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of the Board.
Communications with the Board
The Board welcomes communications from our stockholders and other interested parties. Stockholders or interested parties wishing to communicate directly with the Board, any individual director, the Chairman of the Board, any non-management director or the independent directors as a group may do so by writing to them care of Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070, Attn: Corporate Secretary. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Corporate Secretary will forward appropriate communications. Any concerns related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chairman of the Audit Committee as appropriate.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions
We maintain a “Related Person Transaction Policy” that provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company and any immediate family members of any such person (“Related Person”). As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. Such related person transactions are also subject to our Conflicts of Interest Policy and our Codes of Business Conduct and Ethics, which restrict the ability of our directors, officers and employees to engage in business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. See “Corporate Governance” above for additional information on each of these governance policies. Each year, we are required to disclose certain transactions between the Company and a Related Person, as well as our policies concerning related person transactions. Our Related Person Transaction Policy is intended to assist us in complying with the disclosure obligations concerning these transactions under applicable SEC rules.
Pursuant to our Related Person Transaction Policy, the Nominating and Corporate Governance Committee is generally required to review the material facts and either approve or disapprove, those related party transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). Thereafter, on at least an annual basis, the Nominating and Corporate Governance Committee is required to review and assess any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Nominating and Corporate Governance Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.
We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Conflicts of Interest Policy, the Codes of Business Conduct and Ethics and the Related Person Transaction Policy. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.
Related Person Transactions
In conjunction with the closing of the Sidewinder Merger on October 1, 2018, we entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) for an initial term loan in an aggregate principal amount of $130.0 million, (the “Term Loan Facility”) and (b) a delayed draw term loan facility in an aggregate principal amount of up to $15.0 million (the “DDTL Facility”, and together with the Term Loan Facility, the “Term Facilities”). The Term Facilities have a maturity date of October 1, 2023, at which time all outstanding principal under the Term Facilities and other obligations become due and payable in full. Proceeds from the Term Loan Facility were used to repay our existing debt and the Sidewinder debt assumed in the Sidewinder Merger, as well as certain transaction costs.
At our election, interest under the Term Loan Facility is determined by reference at our option to either (i) a “base rate” equal to the higher of (a) the federal funds effective rate plus 0.05%, (b) the London Interbank Offered Rate with an interest period of one month (“LIBOR”), plus 1.0%, and (c) the rate of interest as publicly quoted from time to time by the Wall Street Journal as the “prime rate” in the United States; plus an applicable margin of 6.5%, or (ii) a “LIBOR rate” equal to LIBOR with an interest period of one month, plus an applicable margin of 7.5%.
The Term Loan Credit Agreement contains financial covenants, including a liquidity covenant of $10.0 million and a springing fixed charge coverage ratio covenant of 1.00 to 1.00 that is tested when availability under our ABL Credit Facility and our DDTL Facility is below $5.0 million at any time that a DDTL Facility loan is outstanding. The Term Loan Credit Agreement also contains other customary affirmative and negative covenants, including limitations on indebtedness, liens, fundamental changes, asset dispositions, restricted payments, investments and transactions with affiliates. The Term Loan Credit Agreement also provides for customary events of default, including breaches of material covenants, defaults under the ABL Credit Facility or other material agreements for indebtedness, and a change of control.
The obligations under the Term Loan Credit Agreement are secured by a first priority lien on collateral (the “Term Priority Collateral”) other than accounts receivable, deposit accounts and other related collateral pledged as first priority collateral (“Priority Collateral”) under the ABL Credit Facility (defined below) and a second priority lien on such Priority Collateral, and are unconditionally guaranteed by all of our current and future direct and indirect subsidiaries. MSD PCOF Partners IV, LLC (an affiliate of MSD Partners) is the lender of our $130.0 million Term Loan Facility. As of March 31, 2019, there was $130.0 million outstanding of principal outstanding under the Term Loan Facility and from October 1, 2018 through March 31, 2019, we have paid or accrued $6.6 million of interest payments. Adam Piekarski, a director on our Board, is a principal at MSD Partners.
In conjunction with the Sidewinder Merger, we also entered into the Sidewinder Stockholders’ Agreement with the Sidewinder Members, including the MSD Parties.
Except as described above, since January 1, 2018, we have not entered into any transactions with related persons requiring disclosure under Item 404 of Regulation S-K.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as an officer or employee of the Company. None of the members of the Compensation Committee has had any substantial business dealings with the Company. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee.

PROPOSAL 2: APPROVAL OF THE ADOPTION OF THE COMPANY’S
2019 OMNIBUS INCENTIVE PLAN
The Board unanimously believes that it is in the best interests of both the Company and our stockholders that you approve the adoption of the 2019 Omnibus Incentive Plan (the “2019 Omnibus Plan”). A copy of the 2019 Omnibus Plan is attached as Annex A to this Proxy.
The 2019 Omnibus Plan is intended to advance the interests of the Company, its affiliates and its stockholders by providing persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates. Persons eligible to receive awards under the 2019 Omnibus Plan are officers, employees, non-employee directors (such persons, the “Eligible Participants”). The 2019 Omnibus Plan provides a means whereby Eligible Participants may develop a sense of proprietorship and personal involvement in the development and financial success of the Company. The Board believes the 2019 Omnibus Plan will encourage Eligible Participants to remain with, and devote their best efforts to, the business of the Company, thereby advancing the interests of the Company and its stockholders. The Board believes the 2019 Omnibus Plan enhances the ability of the Company to continue to attract and retain the services of individuals who are essential for the growth and profitability of the Company.
Material features of the 2019 Omnibus Plan include the following:

•	5.5 million shares reserved for issuance, representing 7.1% of our outstanding common stock as of the Record Date;

•	Minimum one-year vesting periods on all awards, subject to a 5% exception for certain stock awards and acceleration of awards in connection with a change in control;

•	Minimum one-year performance period for performance-based stock awards and unit awards;

•	Clawback provisions for cause and in the event of restatements and related matters; and

•	Prohibition of share recycling for shares withheld to pay the exercise price of an option or to satisfy statutory tax withholding requirements.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADOPTION OF THE 2019 OMNIBUS PLAN

Potential Dilution
If approved by our stockholders, the 2019 Omnibus Plan will contribute to an increase in potential dilution of approximately 7.1%. Following the approval of the 2019 Omnibus Plan, total potential dilution under the 2019 Omnibus Plan and our 2012 Omnibus Long-Term Incentive Plan (the “2012 Omnibus Plan”) would be approximately 9.9%; however, no further awards will be made under the 2012 Omnibus Plan following adoption of the 2019 Omnibus Plan. This potential total dilution was calculated by adding (i) the total number of shares available for issuance under the 2019 Omnibus Plan and (ii) all unvested restricted stock and restricted stock units and unexercised stock options previously awarded and outstanding under the 2012 Omnibus Plan; divided by the total number of shares of outstanding common stock of the Company. In considering this proposal, stockholders should also be aware that the average number of shares underlying grants under all long-term incentive plans over the last three fiscal years, net of forfeitures outstanding, is approximately 1.3% of the total number of shares outstanding as of the Record Date.

Burn-Rate Analysis
We periodically perform burn-rate analyses on our stock grants to measure our burn-rate compared to industry standards such as those maintained by Institutional Shareholder Services. The following charts summarizes burn-rate information over the past three fiscal years and is derived directly from information contained in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, a copy of which is being sent to stockholders along with this Proxy Statement.

Time Period	Performance Units Vesting	Full Value RS/RSUs Issued(1)	Total Adjusted Awards(2)	Weighted Average Shares Outstanding	Burn-Rate
Fiscal 2018	162,938	1,153,848	1,975,179	47,580,000	4.15%
Fiscal 2017	80,752	489,862	855,921	37,762,000	2.27%
Fiscal 2016	46,677	747,500	1,191,266	33,118,000	3.60%
			Three Year Average Burn-Rate		3.40%

(1)
Represents restricted stock units and restricted stock shares issued during applicable fiscal years. Excludes 409,607 restricted stock units and 646,646 restricted stock shares issued to former Sidewinder executive officers relating to their becoming officers of us following the Sidewinder Merger and termination of prior employment agreements.

(2)	Value of performance shares vesting and full value restricted stock and restricted stock unit awards granted applying the ISS assigned premium of 1.5x to full value awards granted.
Participants
Our officers, employees and non-employee directors of the Company are eligible to receive awards under the 2019 Omnibus Plan. As of April 15, 2019, the total Eligible Participants includes approximately 900 employees of the Company and five non-employee directors of the Company. Pursuant to the terms of the Sidewinder Stockholders’ Agreement, Mr. Piekarski will not be eligible to receive equity awards in his capacity as a director.
Individual Limits
The maximum number of shares that may be issued with respect to incentive stock options, non-qualified stock options, stock appreciation rights, performance stock awards and performance unit awards payable in stock to any single employee during a calendar year is equal to the number of shares authorized under the 2019 Omnibus Plan. The aggregate value of the cash compensation and the grant date fair value of shares of common stock that may be awarded or granted under the 2019 Omnibus Plan during any fiscal year of the Company to any non-employee director shall not exceed $350,000, except when accounting for initial awards under the 2019 Omnibus Plan issued in connection with an appointment of a non-employee director, in which case the annual aggregate value shall not exceed $450,000 rather than the foregoing limit.
Material Features of the 2019 Omnibus Plan
The 2019 Omnibus Plan provides for the grant of options to purchase our common stock, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, other stock-based awards and certain cash awards. The following summary of the principal terms of the 2019 Omnibus Plan is qualified in its entirety by the full text of the 2019 Omnibus Plan, which is included as Annex A to this Proxy Statement. You may also obtain, free of charge, a copy of the 2019 Omnibus Plan by writing to our Corporate Secretary at Independence Contract Drilling, Inc., 20475 Hwy 249, Suite 300, Houston, Texas 77070.
Authorized Shares
The Board has authorized and reserved for issuance under the 2019 Omnibus Plan 5,500,000 shares of our common stock.
If an award expires, is canceled, forfeited or settled in cash, then the shares covered by the award will become available again for issuance under the 2019 Omnibus Plan. Shares tendered or withheld in payment of an exercise price or for withholding taxes will not become available again for issuance under the 2019 Omnibus Plan.
Awards may be granted under the 2019 Omnibus Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of the Company or any of our subsidiaries (“Substitute Awards”). The terms and conditions of Substitute Awards may vary from the terms and conditions set forth in the 2019 Omnibus Plan to the extent the Compensation Committee may deem appropriate. Shares underlying Substitute Awards will not reduce the number of shares available for issuance under the 2019 Omnibus Plan.

Administration
The Compensation Committee administers the 2019 Omnibus Plan. In administering awards under the 2019 Omnibus Plan, the Compensation Committee has the power to determine the terms of the awards granted under the 2019 Omnibus Plan, including the exercise price, the number of shares subject to each award and the exercisability of the awards. The Compensation Committee also has full power to (i) determine the persons to whom awards will be made, (ii) determine the time, or times, at which awards will be made and (iii) make all other determinations and take all other actions advisable for the administration of the 2019 Omnibus Plan.
Types of Awards
Under the 2019 Omnibus Plan, the Compensation Committee may grant the following awards:

•
Options to acquire our common stock. The exercise price of options granted under the 2019 Omnibus Plan must equal at least the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years, except with respect to an incentive option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date, in which case the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

•
Stock appreciation rights. These awards allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The amount payable under the stock appreciation right may be paid in cash or with shares of our common stock, or a combination thereof, as determined by the Compensation Committee.

•	Restricted stock. These awards of our shares of common stock vest in accordance with terms and conditions established by the Compensation Committee.

•
Restricted stock units. These awards are similar to the restricted stock awards described above, except that no shares of common stock are actually transferred to the recipient until a later date specified in the applicable award agreement. Each restricted stock unit shall have a value equal to the fair market value of a share of stock.

Under the 2019 Omnibus Plan, the Compensation Committee may also grant performance stock, performance units and annual cash incentive awards. Performance stock and performance units are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee may establish organizational or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock, performance units and annual cash incentive awards to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or some combination of the two, as determined by the Compensation Committee.
Minimum Vesting
No Award granted under the 2019 Omnibus Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under the 2019 Omnibus Plan with respect to the number of shares of common stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under the 2019 Omnibus Plan. This vesting limitation does not restrict the right of the Committee to provide in an award agreement or otherwise for the acceleration or continuation of the vesting or exercisability of an Award upon or after a change in control, a separation from service or otherwise including, without limitation, as a result of a termination without cause, due to retirement or constructive termination.
Transfer Restrictions

Subject to certain exceptions, awards under the 2019 Omnibus Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.
Adjustments or Changes in Capitalization
The existence of outstanding awards will not affect the right or power of the Company to make any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business. If the Company shall effect a capital readjustment or any increase or reduction in the number of shares of our common stock outstanding, without receiving compensation therefor in money, services or property, the Compensation Committee shall provide for adjustment in the (i) the number, class or series and per share price of common stock subject to outstanding awards under the 2019 Omnibus Plan, and (ii) the number and class or series of common stock then reserved to be issued under the 2019 Omnibus Plan.

Change in Control
If (1) we are not the surviving entity in any merger, consolidation or other reorganization (or if we survive only as a subsidiary of an entity other than an entity that was wholly owned by us immediately prior to such merger, consolidation or other reorganization); (2) if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets; (3) we are to be dissolved; (4) or any person or entity, including a “group” as contemplated by section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of our voting stock (based upon voting power entitled to vote generally in the election of directors); or (5) as a result of or in connection with a contested election of directors of the Company, the persons who were our directors before such election shall cease to constitute a majority of the Board; then the Compensation Committee may:

•	accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised shall terminate;

•
require the recipient to surrender to the Company some or all of the outstanding options and stock appreciation rights-the Compensation Committee will then cancel such award and the Company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such transaction over the exercise or grant price under such award for such shares; or

•	have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the outstanding awards.
Amendment and Termination
The Board may alter, amend or terminate the 2019 Omnibus Plan and the Compensation Committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect, in any material way, any award previously granted, without the written consent of the holder.
No awards may be granted under the 2019 Omnibus Plan on or after the tenth anniversary of the effective date of the 2019 Omnibus Plan unless the 2019 Omnibus Plan is subsequently amended, with the approval of our stockholders, to extend the termination date.
Tax Withholding
When cash is to be paid pursuant to an award under the 2019 Omnibus Plan, the Company may deduct an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld. When shares of our common stock are to be delivered pursuant to an award under the 2019 Omnibus Plan, the Company may require the participant to remit to the Company in cash an amount sufficient to satisfy any federal, state or other taxes required by law to be withheld. With the Compensation Committee’s approval, a participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of our common stock having a value equal to the minimum amount of required tax to be withheld (or, if permitted by the Company, such other amount as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules).
Federal Income Tax Consequences
The following is a summary of certain material United States federal income tax consequences with respect to awards that may be granted under the 2019 Omnibus Plan. This discussion is limited to the federal income tax consequences for individuals who are United States citizens or residents for United States federal income tax purposes and does not describe state, local or foreign tax consequences of an individual’s participation in the 2019 Omnibus Plan. The summary does not purport to address all tax considerations that may be relevant.
Stock Options
A participant will not realize taxable income upon the receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will realize ordinary taxable income equal to the excess of the fair market value of the common stock being purchased over the exercise price. The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income from the exercise of the nonqualified stock option; except to the extent the deduction is limited by Section 162(m) of the Internal Revenue Code (“the Code”), as described below.
If a participant exercises a nonqualified stock option and subsequently sells the shares of our common stock received on exercise, any appreciation or depreciation will be taxed as capital gain or loss, respectively, in an amount equal to the difference of the sale proceeds for the shares of stock and the participant’s tax basis in the shares. The participant’s tax basis in the shares of stock will generally be the amount paid for the stock plus the amount included in the participant’s ordinary income upon exercise.
A participant generally will not realize taxable income upon the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise for regular United States federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the acquired shares after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant will recognize capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.
The Company generally will also be entitled to a deduction in the amount of ordinary income, if any, recognized by the participant with respect to the incentive stock options, except to the extent the deduction is limited by Section 162(m) of the Code, as described below.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights
The tax treatment of a stock appreciation right is essentially the same as for a nonqualified stock option. Thus, a participant will realize no income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, a participant will realize ordinary income equal to the amount of cash and/or the fair market value of the common stock received. The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income from the exercise of the stock appreciation right, except to the extent the deduction is limited by Section 162(m) of the Code, as described below.
Restricted Stock
A participant will not recognize any income upon the receipt of restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the stock. If the election is made, the holder will not be allowed a deduction for amounts subsequently forfeited to the Company. If the election is not made, then on the date that the restrictions to which the restricted stock are subject terminate, the holder will generally recognize ordinary income in an amount equal to the fair market value of the stock on that date, less any amount paid for the stock.
Generally, upon a sale or other disposition of restricted stock with respect to which the holder has previously made a Section 83(b) election or with respect to which the restrictions were previously terminated, and the holder has, therefore, recognized ordinary income, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder’s basis in the stock. The holder’s basis will equal the fair market value of the stock at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the stock on the grant date.
The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the grant or vesting of the restricted stock, except to the extent the deduction is limited by Section 162(m) of the Code, as described below.
Stock Bonuses
Generally, a participant receiving a stock bonus award (unrestricted stock) will recognize taxable income at the time of grant of the award of unrestricted stock. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock.

The Company will generally be entitled to take a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the grant of the unrestricted stock, except to the extent the deduction is limited by Section 162(m) of the Code, as described below.
Other Awards
In the case of an award of restricted stock units, performance shares, performance units, annual incentive awards or other stock or cash awards, a participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. The Company generally will be entitled to a federal income tax deduction in the same amount and same year in which the participant recognizes ordinary income with respect to the award, except to the extent the deduction is limited by Section 162(m) of the Code, as described below.
Section 409A
Section 409A of the Code addresses federal income tax treatment of all amounts that are nonqualified deferred compensation. The Company intends that awards granted under the 2019 Omnibus Plan comply with, or otherwise are exempt from, Section 409A of the Code, but makes no representation or warranty to that effect. If the 2019 Omnibus Plan or the terms of an award fail to meet the requirements of Section 409A with respect to such award, then such award shall remain in effect and be subject to taxation in accordance with Section 409A.
Section 162(m)
Section 162(m) of the Code generally limits to $1 million the amount that the Company is allowed each year to deduct for the compensation paid to any person who is, or at any time on or after January 1, 2017 was, the Company’s chief executive officer, chief financial officer or one of the Company’s three most highly compensated executive officers other than the chief executive officer or chief financial officer.  All awards granted under the 2019 Omnibus Plan will be subject to this deduction limit.
Parachute Payments
In the event any payments or rights accruing to a participant upon a change in control, including any payments or vesting under 2019 Omnibus Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax) and we may be disallowed a deduction for the amount of the actual payment.
New Plan Benefits
Our Compensation Committee typically reviews and approves annual long-term incentive plan awards to our executive officers and other employees during the first quarter of each fiscal year. In connection with the annual process, the Compensation Committee made annual awards under the 2019 Omnibus Plan, which awards remain subject to approval of the adoption of the 2019 Omnibus Plan by our stockholders at the Annual Meeting. As of April 15, 2019, the aggregate numbers of shares of our common stock that are subject to these contingent awards under the 2019 Omnibus Plan were as follows, which represent 20% of the aggregate number of shares reserved for issuance under the 2019 Omnibus Plan:

Name	Unvested Time-Based Restricted Stock-Based Units (“RSUs”)(#)	Unvested Performance-Based RSU(#)s(1)
J. Anthony Gallegos, Jr.	205,000	205,000
Philip A. Choyce	75,686	75,686
Christopher K. Menefee	31,857	31,858
Executive Officers as a Group	417,758	417,758
Non-Employee Directors	142,855	—
All Employees Who are not Executive Officers	52,001	52,001
____________
(1)    Based upon target shares under the performance award.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Information Regarding our Independent Auditors
The Audit Committee of the Board has reappointed BDO USA, LLP (“BDO”) as independent auditors for 2019. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of BDO will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of BDO as independent auditors will require approval of a majority of the votes cast at the Annual Meeting, in accordance with Section 1.7 of the Company’s Bylaws. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions will not be counted in votes cast and therefore will not have any effect on the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of BDO as independent auditors.

THE BOARD RECOMMENDS A VOTE “FOR” THE
PROPOSAL TO RATIFY THE APPOINTMENT OF BDO

Audit and Other Fee Information
Set forth below is a summary of certain fees paid to BDO for services related to each of the fiscal years ended December 31, 2018 and 2017.

	Year Ended December 31,
	2018	2017
Audit Fees(1)	$521,700	$313,566
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$521,700	$313,566

____________

(1)
“Audit Fees” consisted of amounts incurred for services performed in association with our annual financial statement audit, review of financial statements included in our Quarterly Reports on Form 10-Q, the filing of our registration statements, the filing of our proxy statement and S-3 shelf registration statement in connection with the Sidewinder Merger and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings for the fiscal years shown.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee requires that the Audit Committee pre-approve all audit services and, subject to any applicable exceptions, any permissible non-audit services to be performed for the Company by BDO. The Audit Committee may delegate this authority to one or more members of the Audit Committee and such delegate(s) must present their pre-approval decisions to the Audit Committee at its next meeting. The charter of the Audit Committee also requires that the Audit Committee confirm that BDO is not engaged to perform any of the non-audit services set forth in an exhibit to the Audit Committee charter. The Audit Committee pre-approved 100% of the services described above opposite the caption “Audit Fees.” No fees were incurred or paid to BDO for “Audit-Related Fees”, “Tax Fees” and “Other Fees.”

REPORT OF THE AUDIT COMMITTEE
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee’s role in the Company’s corporate governance is summarized under the caption “Information About the Board and its Committees — Committees of The Board” beginning on page 15 of this Proxy Statement. The Audit Committee’s role with respect to the Company’s financial reporting process is set out in this report.
The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the committee charter.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed BDO USA, LLP as the Company’s independent auditors for fiscal year 2019 (and the Audit Committee is seeking ratification by the Company’s stockholders for this appointment at this Annual Meeting).
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors' examination;

•
met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditor and with appropriate Company financial and compliance personnel;

•
discussed with the Company’s senior management, independent auditor and the Company’s internal auditor the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•
reviewed and discussed with the independent auditor (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent auditor’s independence, and (4) the matters required to be discussed with the Audit Committee under the Public Company Accounting Oversight Board applicable Auditing Standard 1301, “Communications with Audit Committees”; and

•
based on these reviews and discussions, as well as private discussions conducted in executive sessions without management present with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the 10-K.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2018 and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.
The Audit Committee held four meetings in 2018 and met regularly with management and the independent and internal auditors, including private discussions conducted with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (1) the receipt, retention, investigation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors and internal auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
Respectfully submitted by the Audit Committee of the Board of Directors of Independence Contract Drilling, Inc.
Matthew D. Fitzgerald (Chairman)
Thomas R. Bates, Jr.
Daniel F. McNease

STOCK OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for the fiscal year ended December 31, 2018.
Securities Authorized for Issuance Under Our Equity Compensation Plan
The following sets forth certain information regarding our equity compensation plan as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders(1)	669,213	$12.74	—
Equity compensation plans not approved by security holders	—	—	—
Total	669,213	$12.74	—
____________

(1)
Represents our 2012 Omnibus Plan. For additional information, see “Executive Compensation—2012 Omnibus Plan.” Pursuant to the terms of the adoption of the 2019 Omnibus Plan, no further grants will be made under the 2012 Omnibus Plan.”

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of April 15, 2019, for: (1) each person known by us to beneficially own more than 5% of our common stock; (2) each of our directors and director nominees; (3) each of our NEOs, as such term is defined by the SEC (“NEOs”); and (4) all directors and executive officers as a group.
Footnote 1 to the following table provides a brief explanation of what is meant by the term “beneficial ownership.” The number of shares beneficially owned, the shares acquirable within 60 days and the percentages of beneficial ownership are based on 77,078,252 shares of common stock outstanding as of April 15, 2019, the number of shares owned on April 15, 2019 and the number of shares acquirable within 60 days of April 15, 2019 by the named person assuming no other person exercised options, with the exception of the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2018, or as otherwise disclosed in such filings or the footnotes below.

To our knowledge and except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them.

Name and Address of Beneficial Owners(1)(2)	Shares Beneficially Owned (3)	Shares Acquirable within 60 days (4)	Total	Percent of Common Stock Beneficially Owned
5% Stockholders:
MSD Capital, L.P.(5)	4,471,800	—	4,471,800	5.8%
MSD Partners, L.P.(6)	18,825,212	—	18,825,212	24.4%
Anthem, Inc.(7)	4,046,591	—	4,046,591	5.2%
Birch Grove Capital LP(8)	4,252,659	—	4,252,659	5.5%

Directors and Named Executive Officers:
Thomas R. Bates, Jr.(9)	126,110	—	126,110	*
J. Anthony Gallegos, Jr.(10)	395,122	—	395,122	*
James D. Crandell(11)	44,634	—	44,634	*
Matthew D. Fitzgerald(12)	72,606	—	72,606	*
Daniel F. McNease(13)	77,080	—	77,080	*
James G. Minmier(14)	17,000	—	17,000	*
Adam J. Piekarski(15)	—	—	—	*
Philip A. Choyce(16)	580,733	157,000	737,733	1.0%
Christopher K. Menefee(17)	340,793	58,875	399,668	*
Byron A. Dunn(18)	923,514	400,350	1,323,864	1.7%

All Directors and Executive Officers as a Group (12 persons):(19)	2,162,483	215,875	2,378,358	3.1%
____________
*    Less than 1%.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” meaning ownership of shares as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership.

(2)
The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070.

(3)
Amounts shown include common stock and restricted stock awards beneficially owned as of April 15, 2019, except for the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2018, or as otherwise disclosed in such filings. Unvested restricted stock units that have been granted have been excluded from this figure but have been summarized in the footnotes to this table.

(4)
Reflects the number of shares that could be purchased upon the exercise of options, warrants or other right of conversion held by the named person as of April 15, 2019 or within 60 days of April 15, 2019.

(5)
As reported on Schedule 13D as of October 1, 2018, as filed by MSD Capital, L.P. with the SEC on October 3, 2018. MSD Energy Investments, L.P. is the record and direct beneficial owner of the shares. MSD Capital, L.P. is the general partner of, and may be deemed to beneficially own securities beneficially owned by MSD Energy Investments, L.P. MSD Capital Management, LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. Michael S. Dell is the controlling member of MSD Capital Management, LLC and may be deemed to beneficially own securities beneficially owned by MSD Capital Management, LLC. MSD Capital’s address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(6)
As reported on Schedule 13D as of October 1, 2018, as filed by MSD Partners, L.P. with the SEC on October 3, 2018 and based upon Form 4 filed with the SEC on March 26, 2019. MSD Credit Opportunity Master Fund, L.P. is the record and direct beneficial owner of the shares. MSD Partners, L.P. is the manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Credit Opportunity Master Fund, L.P. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC. MSD Partner's address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(7)	As reported on Schedule 13G as filed with the SEC on April 16, 2019. Anthem's address is 220 Virginia Avenue, Indianapolis, Indiana 46204.

(8)
As reported on Schedule 13G as of October 1, 2018, as filed by Birch Grove Capital, LP with the SEC on October 11, 2018. Birch Grove Capital LP (“Birch Grove”) is a registered investment advisor that serves as the investment manager for Birch Grove Credit Strategies Master Fund LP (the “Master Fund”) and other managed accounts. BGCSMF-01 LLC is a Delaware limited liability company that owns the shares on behalf of the Master Fund. BGCSMF-01 LLC owns 4,176,194 shares in the Company representing 5.5% of our outstanding common stock. Birch Grove Capital Management LLC (“Birch Grove Capital Management”) is the general partner of Birch Grove. Birch Grove Advisors LLC is the general partner of the Master Fund, and Jonathan I. Berger, manager of Birch Grove Advisors LLC and Birch Grove Capital Management, is the natural person who may be deemed to have voting, investment and/or dispositive power with respect to the equity securities listed in the preceding table held by Birch Grove. Birch Grove's address is 660 Madison Avenue, 15th Floor, New York, New York 10065.

(9)	Excludes 28,571 shares underlying restricted stock units that will not vest until February 27, 2020.
(10) Includes 395,122 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26. 2022 and December 26, 2023. Excludes (i) 235,765 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on October 1, 2019, October 1, 2020 and October 1, 2021; (ii) 205,000 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 27, 2020, February 27, 2021 and February 27, 2022; and (iii) 205,000 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measures.

(11)	Excludes 28,571 shares underlying restricted stock units that will not vest until February 27, 2020.
(12) Excludes 28,571 shares underlying restricted stock units that will not vest until February 27, 2020.
(13) Excludes 28,571 shares underlying restricted stock units that will not vest until February 27, 2020.
(14) Excludes (i) 28,571 shares underlying restricted stock units that will not vest until February 27, 2020 and (ii) 21,231 shares underlying restricted stock units that vest ratably on October 1, 2019, October 1, 2020 and October 1, 2021.
(15) Mr. Piekarski is a principal with MSD Capital Partners L.P. He disclaims any beneficial ownership of any shares deemed to be beneficially owned by MSD Capital Partners L.P.

(16)
Shares acquirable within 60 days include options to purchase 150,000 shares of common stock that are exercisable within 60 days of April 15, 2019. Includes 243,902 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26, 2022 and December 26, 2023. Excludes (i) 75,686 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 27, 2020, February 27, 2021 and February 27, 2022; and (iii) 75,686 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measures.

(17) Includes 213,414 shares of restricted stock that vest ratably in 1/3 increments on each of December 26, 2021, December 26, 2022 and December 26, 2023. Excludes (i) 31,857 shares of common stock underlying restricted stock units that vest ratably in 1/3 increments on February 27, 2020, February 27, 2021 and February 27, 2022; and (iii) 31,858 shares underlying performance restricted stock units that will not vest until February 27, 2022 based upon achievement of certain performance measures.

(18)	Shares acquirable within 60 days include options to purchase 400,350 shares of common stock that are exercisable within 60 days of April 15, 2019.
(19) Shares acquirable within 60 days includes options to purchase 215,875 shares of common stock that are exercisable within 60 days of April 15, 2019.

EXECUTIVE OFFICERS
Our executive officers serve at the discretion of the Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
J. Anthony Gallegos, Jr.	49	President and Chief Executive Officer
Philip A. Choyce	52	Executive Vice President and Chief Financial Officer
Travis G. Fitts	60	Senior Vice President - HR & HS&E
Christopher K. Menefee	42	Senior Vice President - Business Development
Philip A. Dalrymple	39	Vice President Operations - East
Michael J. Harwell	50	Vice President - Finance and Chief Accounting Officer
There are no family relationships among any of our directors and executive officers.
The following biographies describe the business experience of our executive officers.
J. Anthony Gallegos, Jr., Director, President and Chief Executive Officer. See Mr. Gallegos’ biography included on page 9 of this Proxy Statement.
Philip A. Choyce, Executive Vice President and Chief Financial Officer. Mr. Choyce is one of our original founders and has served as our Executive Vice President and Chief Financial Officer since August 2016, as our Senior Vice President and Chief Financial Officer from March 2012 to August 2016, and as our Senior Vice President and General Counsel from November 2011 until March 2012. From 2009 until 2011, Mr. Choyce was the owner of The Choyce Firm, which provided legal services to domestic and international oil and gas services companies. Mr. Choyce served as the Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, from its spinoff into a new public company in 2000 until its sale to National Oilwell Varco in 2008. Prior to joining Grant Prideco, Mr. Choyce was a Senior Associate at Fulbright & Jaworski LLP. Mr. Choyce began his career as a certified public accountant at Ernst & Young LLP. Mr. Choyce graduated from Texas A&M University with a B.B.A. in Accounting, and received his law degree from the University of Texas in Austin.
Travis G. Fitts, Jr., Senior Vice President - HR & HS&E. Mr. Fitts has served as our Senior Vice President, HR & HS&E since the completion of the Sidewinder Merger in October 2018. From June 2011 until joining us, Mr. Fitts served as Senior Vice President - HS&E, HR & IT at Sidewinder. Prior to joining Sidewinder, Mr. Fitts served as Vice President HR/HSE for Scorpion Offshore from March 2006 to December 2010 and as Vice President HR/HSE for Select Energy Services from January 2011 to May 2011. Prior to joining Scorpion Offshore, Mr. Fitts worked for Transocean as Director of Human Resources; Director of Quality, Health, Safety & Environment; and Marketing Manager. Mr. Fitts began his career as an engineer and spent several years in operations. Mr. Fitts received a B.S. in Mineral Engineering from the University of Alabama and earned an MBA from Rice University. Mr. Fitts is a former Chairman of the Petroleum Section of the National Safety Council and currently serves on the board of Directors of Southern Federal Credit Union.
Christopher K. Menefee, Senior Vice President - Business Development. Mr. Menefee has served as our Senior Vice President - Business Development since October 2018, and as Vice President - Business Development from March 2012 until October 2018. Mr. Menefee began his oilfield career in 1997 at Rowan Companies, Inc. In 2001, Mr. Menefee transferred from the United States Gulf of Mexico to Rowan’s Land Division where he held field operational roles and was the Health and Safety Manager. Mr. Menefee moved to Rowan’s corporate headquarters as the Director of Marketing in 2006. In this role, he was responsible for the marketing, sales and contracting of Rowan’s domestic and international rig fleet. Mr. Menefee graduated from The University of Mississippi in Oxford with a B.A. in Psychology. He also holds a graduate certificate in corporate finance from the Cox School of Business at Southern Methodist University. He is a Director of the International Association of Drilling Contractors and is a former Chairman of the IADC Houston Chapter.
Philip A. Dalrymple, Vice President Operations - East. Mr. Dalrymple has served as our Vice President Operations - East since October 2018, and as our Vice President Operations from August 2016 until October 2018. Mr. Dalrymple joined us in January 2013, serving in increasing roles of responsibility, including Drilling Superintendent from January 2013 until October 2013 and Operations Manager from November 2013 until his promotion to Vice President - Operations in August 2016. Prior to joining us, Mr. Dalrymple was employed at Rowan Companies, most recently as lead project engineer overseeing construction of offshore drilling rigs from 2010 until 2013. From 2000 until 2010, Mr. Dalrymple served in increasing roles of responsibility in Rowan’s drilling operations, including rig manager and safety specialist. Mr. Dalrymple earned a B.S. in Mechanical Engineering Technologies from Texas A&M University - College Station.

Michael J. Harwell, Vice President - Finance and Chief Accounting Officer. Mr. Harwell has served as our Vice President - Finance and Chief Accounting Officer since August 2012. Prior to joining us, Mr. Harwell served from 2005 to 2012 as the Vice President and Corporate Controller for Landry’s, Inc. (“Landry’s”), a restaurant, gaming and entertainment company. Prior to joining Landry’s, Mr. Harwell served as Vice President and Corporate Controller for NetVersant Solutions, Inc., a Houston based start-up company specializing in high-end network infrastructure projects. Mr. Harwell also held various positions with Nabors Industries, Ltd., a publicly traded drilling contractor, the most recent of which was Corporate Controller. After graduating from Texas A&M University with a B.B.A. in Accounting, Mr. Harwell, a certified public accountant, joined Ernst & Young LLP and remained with the accounting firm until 1994.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
This Compensation Discussion and Analysis (“CD&A”) is designed to provide you with a better understanding of our compensation philosophy and how our Compensation Committee makes decisions regarding compensation for our executive officers named in the Summary Compensation Table on page 51 of this Proxy Statement.
Status as an Emerging Growth Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we have elected to comply with certain reduced public company reporting and other requirements, including reduced disclosures regarding executive compensation related matters. However, we have elected to include this CD&A in this Proxy Statement to permit you to better understand and evaluate our compensation policies and practices.
Company Overview and Sidewinder Merger
We are a United States-based land contract driller, geographically focused in our target markets of Texas and its contiguous states. Our operations were dramatically impacted by the significant and prolonged industry downturn that began in late 2014 and continued throughout 2015 and 2016, with a modest recovery beginning in 2017 and continuing through most of 2018. During this period, the United States land rig count fell from 1,914 rigs in August 2014, the date of the Company’s initial public offering, to a low of 404 in May 2016 and slowly recovered to a high of 1,083 rigs in December 2018, in each case based on the Baker Hughes rig count.
The following chart summarizes the Company’s operating revenues and adjusted EBITDA compared to the overall United States land-based average rig count during this period.

$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
2014
2015
2016
2017
2018
Adjusted EBITDA ($000s)
Revenues($000s)
Avg Rig Count

As a result of this unprecedented industry downturn, the Company’s strategic focus shifted from growth to preservation and maintenance of organizational value. This strategic focus resulted in the Company’s shareholder returns generally exceeding our performance peer group of companies’ mid-point during this period, as set forth in the following table:

Three Years Ended 12/31/18	Two Years Ended 12/31/18	One Year Ended 12/31/18
HP	HP	TDG(1)
RES	RES	ICD
TDG(1)	TDG(1)	HP
PTEN	ICD	PDS
ICD	PTEN	PTEN
PES	PDS	RES
PDS	SPN	PES
NBR	PES	SPN
SPN	NBR	NBR
BAS(2)	BAS(2)	BAS(2)
CJES(2)	CJES(2)	CJES(2)
_____________________________

(1)	Calculated in Canadian dollars with regard to exchange rate changes versus the United States dollar.

(2)
Both Basic Energy Services, Inc. (“BAS”) and C&J Energy Services, Inc. (“CJES”) were included in the Company’s peer group during periods prior to 2017. BAS filed voluntary petitions for reorganization under Chapter 11 of the United States Code (the “Bankruptcy Code”) on October 25, 2016, and emerged from Chapter 11 as a reorganized company under a prepackaged Chapter 11 plan or reorganization effective on December 23, 2016. CJES filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code on July 20, 2016 and emerged from Chapter 11 as a reorganized company under a Chapter 11 plan of reorganization effective on January 6, 2017. Both BAS and CJES were replaced by Superior Energy Services, Inc. and RPC, Inc. in the Company’s peer group for performance periods beginning after 2016.

In addition, the Board began a strategic review process in the summer of 2017 that ultimately ended in the Company’s merger with Sidewinder Drilling following approval by the Company’s stockholders at a Special Meeting held on October 1, 2018. In connection with the Sidewinder Merger, the Company issued 36,752,657 shares of the Company’s common stock, representing approximately 49% of the Company’s outstanding shares following the merger. The Sidewinder Merger created a step-change in the Company’s operational and financial scale, more than doubling the size of the Company’s drilling fleet, enhancing the Company’s financial footing and liquidity profile, creating financial synergies and presenting new opportunities for organic growth in free cash flow and returns.
CEO Transition and Executive Compensation Matters Resulting from the Sidewinder Merger
Active negotiations relating to the Sidewinder Merger began in December 2017. During these negotiations, representatives of Sidewinder contacted our Chairman of the Board, Thomas R. Bates, Jr. in April 2018 expressing their desire that J. Anthony Gallegos, Jr., the President and Chief Executive Officer of Sidewinder at the time, be appointed Chief Executive Officer of the Company upon completion of the strategic combination. Following this request, Mr. Bates separately discussed with Mr. Byron Dunn, the Company’s President and Chief Executive Officer at the time, the potential for Mr. Gallegos to serve as chief executive officer of the combined company upon completion of the merger. Mr. Dunn informed Mr. Bates that he would not oppose such a change if the Board concluded that a combination with Sidewinder was in the best interests of the Company’s stockholders. During April and May of 2018, each member of our Board of Directors met with Mr. Gallegos, and inquired about Mr. Gallegos’ background, experience and strategic view of the contract drilling industry and Mr. Gallegos’ proposed direction for the Company following a strategic combination with Sidewinder. Following these meetings, our Board of Directors determined to appoint Mr. Gallegos as President and Chief Executive Officer of the Company upon completion of the Sidewinder Merger.
The definitive agreements governing the Sidewinder Merger were signed on July 19, 2018 and the merger was completed following approval by our stockholders at a special meeting held October 1, 2018. More than 99% of our stockholders represented by person or proxy at the special meeting voted in favor of the Sidewinder Merger. Mr. Gallegos succeeded Mr. Dunn as our President and Chief Executive Officer upon completion of the merger.

Mr. Gallegos’ Compensation
In connection with Mr. Gallegos’ appointment as our Chief Executive Officer and surrender of his existing Sidewinder employment agreement, our Compensation Committee reviewed and approved the appropriate level of compensation for Mr. Gallegos as well as the terms of his replacement employment agreement with the Company. In making these determinations, the Compensation Committee utilized compensation and benchmark data and information compiled by our compensation consultants PM&P as well as their views on standard practices associated with the initial hire of a new chief executive officer. The Compensation Committee also considered its intention to set overall compensation at the median level of peer benchmark data prepared by PM&P, and considered the fact that Mr. Gallegos was not receiving any shares of the Company’s common stock in connection with the consummation of the Sidewinder Merger. Based upon this analysis, Mr. Gallegos was provided the following compensation package in connection with the Sidewinder Merger:

•	An employment agreement more fully described under “—Employment and Change of Control Agreements” beginning on page 48 of this Proxy Statement.

•	An initial base salary of $425,000 per year, which fell below the market median of $529,000 for the Company’s peer group based upon compensation benchmark data provided by Pearl Meyer.

•	A target annual incentive bonus percentage of 100% of base salary, which compared to a market median of 95% for the Company’s peer group based upon compensation benchmark data provided by Pearl Meyer.

•	A prorated annual bonus for the fourth quarter of 2018, based upon the objective corporate measures previously established for the Company for fiscal 2018.

•
Stock-based awards with an aggregate value on the date of grant as reflected in the Summary Compensation Table on page 51 of this Proxy Statement of $2,382,746. In determining the level and composition of these initial stock-based awards, the Compensation Committee considered compensation benchmark data provided by PM&P and PM&P’s views regarding standard practices for initial grants upon hiring of a Chief Executive Officer. Based upon these factors, the Composition Committee determined that an award up to 2.0 times the value of a typical annual award for the Chief Executive Officer would be appropriate, which based upon benchmark data available from PM&P, was approximately $2,474,000. The awards granted to Mr. Gallegos in connection with his becoming our President and Chief Executive consist of two types of awards. First, an award of 235,765 restricted stock units which vest in equal installments on the first, second and third anniversary of the date of grant with typical accelerated vesting provisions in the event of termination without cause, good reason or following a change of control. Second, an award of 395,122 shares of five-year restricted stock that vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. Unlike typical chief executive officer stock awards, these five-year restricted stock awards do not provide for accelerated vesting upon termination of employment and specifically provide that they are immediately forfeited upon termination of employment for any reason other than following a change of control. The five-year awards also provide for double-trigger vesting upon a change of control. In determining the structure of Mr. Gallegos’ initial stock awards, the Compensation Committee considered the lack of performance conditions placed on the initial awards to Mr. Gallegos, but believes that the weighting of over 60% of such awards to the five-year restricted stock award with longer vesting periods, and which do not permit accelerated vesting upon termination of employment prior to vesting over this extended period, aligns Mr. Gallegos’ interests with the long-term interests of the Company’s stockholders and performance of the Company. The Compensation Committee also considered that 50% of Mr. Gallegos future stock-based compensation awards would be weighted 50% to performance-based awards.

Stock Vesting and Forfeitures
The Sidewinder Merger was a significant transaction for the Company, resulting in the Company issuing 36,752,657 shares of the Company’s common stock, representing approximately 49% of the Company’s outstanding common stock following the merger. Due to the significance of this transaction, it resulted in the vesting of certain outstanding awards previously granted to participants under the 2012 Omnibus Plan and the forfeiture of various performance stock units. No awards were vested on a discretionary basis by the Compensation Committee. The following chart summarizes shares issued and forfeited by our named executive officers as a result of the Sidewinder Merger:

Name	Units Vesting	Value of Units Vesting($)(1)	Units Forfeited(2)	Value of Units Forfeited($)(1)
Philip A. Choyce	181,811	856,330	116,239	547,486
Christopher K. Menefee	87,256	410,976	67,935	319,974
Byron A. Dunn	465,653	2,193,226	318,118	1,498,336

_____________________________

(1)	Based upon the closing price for our common stock on October 1, 2018, the date of consummation of the Sidewinder Merger.

(2)	Based upon maximum potential shares that could be issued upon satisfaction of all performance conditions. Target potential shares forfeited represent 50% of such amounts.

Severance Payments
As a result of Mr. Dunn’s termination of employment, which was not for cause, and the magnitude of the Sidewinder Merger, Mr. Dunn was entitled to receive a cash severance payment under the terms of his employment contract aggregating $3,480,000. Under the terms of his employment agreement, Mr. Dunn is subject to a three-year non-compete agreement following his termination. These severance amounts were paid to Mr. Dunn on April 1, 2019. None of our other executives received a severance or other cash transaction payment as a result of the Sidewinder Merger.
Other Executive Appointments
In addition to Mr. Gallegos’ appointment, we also retained three additional Sidewinder executive officers who were granted long-term incentive awards in exchange for the surrender and termination of their existing Sidewinder employment agreements, which resulted in a reduction in their annual target bonus levels and a reduction in potential severance payments following a termination of employment without cause. All awards granted to these executives were in the form of five-year restricted stock awards with terms identical to the five-year restricted stock awards granted to Mr. Gallegos.
2019 Awards
Following the Sidewinder Merger, the Compensation Committee also reassessed various priorities associated with the structure of our executive compensation program. Overall, the Compensation Committee’s goal remains to set targeted total compensation for its executives generally at the median level of its compensation peer group, with 100% of annual incentive compensation tied to measurable performance-based conditions and 50% of all long-term stock-based awards tied to measurable performance conditions. To this end, the Compensation Committee has reallocated priorities associated with its long-term performance-based compensation, utilizing metrics such as relative TSR and absolute financial return, and removing operational performance conditions such as safety-based and utilization-based performance measures. Operational performance objectives will continue to be a component of annual incentive plan performance conditions. This re-prioritization is reflected in the structure of the annual long-term stock-based awards granted in 2019, which are summarized in more detail later in this CD&A.
Influence of Say-on-Pay Results on Executive Compensation Decisions
As an emerging growth company, we have not included Say-on-Pay as an agenda item at this Annual Meeting or at prior annual meetings since becoming a publicly traded company. Say-on-Pay proposals will be submitted to our stockholders at our 2020 Annual Meeting Stockholders when we will no longer be considered an emerging growth company. Nevertheless, we prioritize feedback from our stockholders and consider evaluations by proxy advisory firms when designing and implementing our compensation programs.
In 2018, and due to the absence of a Say-on-Pay proposal on the agenda at the 2018 Annual Meeting, one proxy advisory firm, Institutional Shareholder Services (ISS), recommended against voting for directors who were members of our Compensation Committee. We believe this recommendation was based upon ISS’s view of the following: (1) the inclusion of outsized peers in the Company’s compensation peer group; and (2) a perceived pay-for-performance misalignment based upon (a) a desire for additional disclosure regarding achievement of management by objective (“MBO”) metrics that form part of the Company’s annual incentive plan, (b) increased weighting towards performance compensation and (c) a desire for additional disclosures regarding long-term incentive awards and increased weighting towards performance-based awards.
Although each of our Compensation Committee members received affirmative votes from greater than 85% of the shares voted at the 2018 Annual Meeting, in reviewing our compensation program for 2018 and 2019, we actively considered growing sentiments among our shareholder base for compensation more directly aligned with financial returns as well as concerns identified by proxy advisory firms. We believe the following actions taken by us address many of these concerns and priorities:

•	Increased Disclosure. We are voluntarily including this full CD&A disclosure in this Proxy Statement to provide additional disclosures regarding our compensation policies and decisions.

•
Peer Group. ISS’s concern regarding our compensation peer group was based upon the peer group utilized by our Compensation Committee for making decisions prior to 2018. In 2017, and for purposes of making compensation decisions in 2018 and beyond, our Compensation Committee, with the assistance of PM&P, reviewed the Company’s compensation peer group and removed a significant number of peers that would likely be considered out-sized. Peers eliminated from our compensation peer group included Patterson-UTI Energy, Drill-Quip, Basic Energy Services, Helix Energy Services, Inc., Newpark Resources, Inc., Callon Petroleum Company, and Tesco Corporation. As a result, as more fully described in this CD&A, we believe our peer group is appropriately sized, with our pro forma revenues following the Sidewinder Merger exceeding the median revenues of our revised compensation peer group.

•
Increased weighting towards objective performance measures. ISS’s desire for increased weighting of long-term performance awards was based upon a 70% / 30% time-based / performance-based split utilized by us in years immediately following our initial public offering. We increased our weighting of performance-based awards in 2018, and as part of our review of executive compensation practices and upon the recommendation of PM&P, further increased the relative performance weighting in our long-term incentive plan such that annual equity awards made in 2019 and beyond will be based upon a 50% / 50% split between time and performance-based awards. In addition, for 2018 and in 2019, we have benchmarked safety-based performance measures in our incentive plans against industry benchmarks published by the International Association of Contract Drillers for the U.S. land contract drilling industry, which the Compensation Committee believes provides a more objective benchmark for performance.

•
Shift Towards Returns-Based Performance Awards. For performance awards in 2019 and beyond, the Company has replaced safety-related and utilization-related awards, which are not financial-return based, with performance awards tied to absolute return on invested capital targets. As a result, 2019 long-term incentive compensation performance awards are split 50% between performance conditions based upon total shareholder return compared to our TSR peer group and 50% based upon performance conditions tied to absolute return on invested capital.

Key Compensation Practices and Policies
We strive to align executive compensation with stockholder interests and to incorporate strong governance standards within our compensation program, including:

•	Compensation Committee Independence. 100% of our Compensation Committee members are independent.

•
Focus on performance-based compensation. We have steadily increased our use of performance-based compensation since our IPO. Our annual incentive awards are 100% performance based and for 2019 and beyond, 50% of the grant value of our annual long-term incentive awards are performance based.

•
Minimum Vesting Periods. We have included a minimum vesting period of one year or more under every long-term incentive award granted under our existing incentive plan. Additionally, the 2019 Omnibus Plan expressly provides that all awards must have minimum one-year or more vesting periods, subject to certain de minimis exceptions.

•	Anti-Hedging and Anti-Pledging Policies. Our Insider Trading Policy, which applies to all of our employees and directors, prohibits employees and directors from hedging and pledging our securities.

•	Double Trigger Payments Upon Change of Control. All of our executive employment agreements and change of control agreements include double trigger change of control payment conditions.

•
Clawback Policy. In addition to our overall clawback policy, all of our stock plans include specific clawback provisions permitting us to clawback annual and long-term incentive compensation in the event of certain financial misstatements or other situations constituting cause.

•	No Excise or Tax Gross Ups. None of our executive compensation plans or agreements permit tax gross-ups.

•	Executive perquisites. We do not provide significant perquisites to our executive officers.

•
Stock Ownership Guidelines for Executive Officers and Directors. We maintain stock ownership guidelines for directors and executive officers. Our Chief Executive Officer is required to maintain stock ownership equal to 4X his annual compensation.

•	Engagement of Independent Compensation Consultants. We engaged PM&P to assist us in measuring and evaluating our director and executive compensation programs.

•	Burn-Rate Analysis. We regularly perform burn rate analysis under our stock plans.

•	Stock Grant Practices. We do not reload, reprice or back-date stock options or grant stock options with an exercise price less than the fair market value on the date of grant.
Realized Pay
A significant amount of our executive compensation program is tied to performance measures, as well as to the value of our stock price. As a result, the actual amount of compensation realized by our executive officers can differ substantially from both a timing and value perspective from the targeted value as well as the value reported in our summary compensation table. Thus, as our industry experienced significant declines in 2015 and 2016 and only modest recoveries in 2017 and 2018, the compensation realized by our executive officers has been well below the levels of target compensation we set for them as well as compensation levels disclosed in our summary compensation tables in our annual proxy statements. We believe our increased emphasis on performance-based compensation and financial-return based performance conditions will further increase alignment of our executive’s future realized pay with overall stock and financial returns.
The table below illustrates “realized total compensation” for our Chief Executive Officer in contrast to the original target total compensation opportunity awarded during the past five fiscal years and compensation reported in our Summary Compensation Table on page 51 of this Proxy Statement and prior proxy statements. This illustrates the impact of the market downturn and how our executive compensation is aligned with stockholder interests.

				Realized Pay as a %
Fiscal Year	Summary Compensation Table ($)(1)	Target Total Compensation($)(2)	Total Realized Pay($)(3)	Summary Compensation Table	Target Total Compensation
2014(4)	4,321,002	2,415,000	954,725	22%	40%
2015(4)	669,089	2,415,000	1,041,909	156%	43%
2016(5)	1,982,403	2,415,000	1,192,194	60%	49%
2017(0)	2,368,797	2,292,000	1,853,742	78%	81%
2018(6)	1,653,340	2,209,000	3,155,494	191%	143%
Total	10,994,631	11,746,000	8,198,064	75%	70%

(1)
Total compensation for Byron Dunn, our Chief Executive Officer, from 2014 through October 2018, as reported on our Summary Compensation Table in this Proxy Statement as well as proxy statements for prior years.

(2)	Total target compensation for Mr. Dunn determined by our Compensation Committee based upon data prepared by our compensation consultants, PM&P.

(3)
Calculated as actual salary and bonus/annual incentive paid, plus the value of all stock vesting during the applicable fiscal year for Mr. Dunn. Restricted stock and performance award vesting was valued at the fair market value of our common stock on the date of vesting.

(4)
Fiscal 2014 includes long-term incentive awards granted on August 13, 2014, the date of completion of our initial public offering. No awards were granted in 2015 based upon the timing and magnitude of awards made upon completion of the initial public offering.

(5)	In light of the market downturn in 2016, the Compensation Committee elected to reduce award levels below target total compensation.

(6)
Includes $2,193,226 of compensation relating to the acceleration of vesting of stock awards in connection with the Sidewinder Merger and Mr. Dunn’s termination of employment upon closing of the transaction. Excludes $3,480,000 of cash severance payable to Mr. Dunn pursuant to the terms of his employment contract, including in connection with a three-year non-competition agreement.

Burn-Rate Analysis
We periodically perform burn-rate analysis on our stock grants to measure our burn-rate compared to industry standards such as those maintained by Institutional Shareholder Services. The following charts summarizes burn-rate information over the past three fiscal years and is derived directly from information contained in Note 10 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, a copy of which is being sent to stockholders along with this Proxy Statement.

Time Period	Performance Units Vesting	Full Value RS/RSUs Issued(1)	Total Adjusted Awards(2)	Weighted Average Shares Outstanding	Burn-Rate
Fiscal 2016	46,677	747,500	1,191,266	33,118,000	3.60%
Fiscal 2017	80,752	489,862	855,921	37,762,000	2.27%
Fiscal 2018	162,938	1,153,848	1,975,179	47,580,000	4.15%
			Three Year Average Burn-Rate		3.40%

(1)
Represents restricted stock units and restricted stock shares issued during applicable fiscal years. Excludes 409,607 restricted stock units and 646,646 restricted stock shares issued to former Sidewinder executive officers relating to their becoming officers of us following the Sidewinder Merger and termination of prior employment agreements.

(2)	Value of performance shares vesting and full value restricted stock and restricted stock unit awards granted applying the ISS assigned premium of 1.5x to full value awards granted.
Determining Total Target Compensation
Our executive compensation program is highly variable, and performance based. The primary components of our executive program are base salary and annual and long-term incentives. Consistent with this approach, our program features nominal levels of fixed compensation in the form of base salary for our executive officers named in our Summary Compensation Table on page 51 of this Proxy Statement (our “NEOs”), while annual and long-term incentives comprised approximately 80% of our Chief Executive Officer’s target compensation and 67% of our other NEOs. Our program is also heavily weighted towards variability of our stock price with the ultimate value of the long-term incentives (consisting of restricted stock units and performance stock units) depending on our stock price.
At the Compensation Committee’s request, PM&P conducts an annual executive compensation review to benchmark the Company’s executive compensation relative to our Compensation Peer Group (defined below) with supplemental data from published market surveys. The Compensation Committee uses this report to evaluate whether the executive compensation levels, including base salary and actual incentive payouts, are within industry norms and the Company’s stated strategy.
PM&P supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. We believe using survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive talent. In addition, the survey data also includes data from companies that are comparable to us in terms of size and scale.
When making total compensation decisions for our Chief Executive Officer and Chief Financial Officer, we seek to set target compensation at the median level compared to analysis performed by PM&P based upon a blend of our compensation peer group and survey data compiled by PM&P. For our other named executive officers, there is limited data available from our compensation peer group for benchmarking purposes, thus we seek to set target total compensation levels for these executives at the median level compared to survey data compiled by PM&P.

The following charts illustrate the 2018 target mix of compensation elements for our Chief Executive Officer and other NEOs, with one-half of the long-term incentives being performance-based restricted stock units:
How we make executive compensation decisions
Compensation Committee
Our Compensation Committee determines our overall compensation philosophy, sets the compensation of our Chief Executive Officer and approves the compensation of our NEOs and other executive officers. In making compensation decisions, the Compensation Committee considers a variety of factors, including without limitation, our financial results, our strategic goals and accomplishments, the performance potential of our Chief Executive Officer and other executive officers, peer group compensation, survey data, overall compensation paid in prior years, the retention value of long-term compensation plans and the recommendations of our Chief Executive Officer.  The Compensation Committee has the authority to retain compensation consultants, outside counsel or other advisors to assist the Compensation Committee in the discharge of its duties.
Chief Executive Officer
Our Chief Executive Officer recommends the compensation of our executive officers, other than himself. Each year, the Chief Executive Officer makes recommendations to the Compensation Committee regarding salary adjustments, annual incentive compensation program payout multiples and long-term incentive grants to our other executive officers. In formulating his recommendations, the Chief Executive Officer considers various factors, including his subjective analysis of each executive’s performance and contributions to the Company, the performance of business units under his direct supervision (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions and the Company’s overall performance. Although the Compensation Committee considers the Chief Executive Officer’s recommendations with respect to other executive officers, the Compensation Committee makes all final determinations regarding executive compensation, including determining our Chief Executive Officer’s compensation.
Compensation Consultants
The Compensation Committee has engaged PM&P as its independent executive compensation consultant since July 2014. PM&P advises the Compensation Committee on executive compensation matters and assists in developing and implementing our executive compensation program. We also discussed this CD&A with PM&P. As required by SEC and NYSE rules, the Compensation Committee has assessed the independence of PM&P and concluded that PM&P’s work did not raise any conflicts of interest during 2018. In making this determination, in addition to receiving an independence letter from PM&P, the Compensation Committee noted that during fiscal year 2018:

•	PM&P provided advisory services related solely to executive and director compensation;

•	Fees from the Company represented less than 1% of PM&P’s total revenue;

•	PM&P maintains a conflicts policy to prevent a conflict of interest or any other independence issues;

•	None of the team assigned to the Company had any business or personal relationship with members of the Compensation Committee outside of the engagement;

•	None of the team assigned to the Company had any business or personal relationship with any of the Company’s executive officers outside of the engagement; and

•	None of the team assigned to the Company maintained any individual position in our common stock.
Market Data
PM&P uses compensation data gathered from our Compensation Peer Group as well as supplemental data from market surveys to benchmark our executive officer compensation. Our review of this data typically focuses on the main elements of executive officer compensation: base salary, annual incentive cash award opportunity, long-term compensation and total direct compensation. Although we review both target compensation and actual compensation paid, our focus is on target compensation, including the target amount of annual cash award opportunities, as it provides the best indication of competitive compensation levels for our executive officer.
Peer Groups and Benchmarking
The Compensation Committee evaluates the Company’s executive compensation practices and financial performance by reference to two different peer groups as described below. The performance peer group is comprised of U.S. land-based contract drillers and other oilfield service companies that were chosen due to similarity of services provided, operating footprint, business focus, and competitive conditions (the “Performance Peer Group”). The compensation peer group is a group of companies that would be considered peers for executive talent purposes based on a combination of factors, including size and industry (the “Compensation Peer Group”). The Compensation Peer Group is similar to the Company in terms of size and scope of operations, although, due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and larger than the Company. Additionally, we have excluded certain Performance Peer Group companies from the Compensation Peer Group because of dissimilarity in size.
The Compensation Committee annually reviews the companies comprising each peer group and revises each group as it deems appropriate after consultation with PM&P. As previously discussed, the Compensation Committee removed outsized companies from its Compensation Peer Group in order to more closely align the peer group with our size. For 2018, the Compensation Committee utilized the following peer groups:

Peer Group
Performance	Helmerich & Payne Nabors Industries, Ltd Patterson-UTI, Inc. Precision Drilling, Inc.	Pioneer Energy Services, Inc. Trinidad Drilling, Inc. Superior Energy Services, Inc. RPC, Inc.
Compensation	Trinidad Drilling Ltd Parker Drilling Company Inc. Pioneer Energy Services Corp. Flotek Industries, Inc. PHX Energy Services Corp. Gulf Island Fabrication, Inc. ION Geophysical Corporation	Geospace Technologies Corporation Natural Gas Services Group, Inc. AKITA Drilling Ltd. Xtreme Drilling Corp. Panhandle Oil and Gas Inc. Enservco Corporation

The Compensation Peer Group set forth above had a trailing twelve-month median revenue of $224 million as of December 31, 2018. During 2018, our revenues were $143 million, and pro forma for the Sidewinder Merger that closed October 1, 2018, were $228 million.
Components of Executive Compensation
The main components of our executive compensation program are base salary, our annual incentive compensation program and our long-term incentive program. Overall, the primary emphasis of our executive compensation program is to provide variable performance-based compensation that is at-risk, with a focus on our long-term performance. As an executive’s level of responsibility increases, a greater portion of total compensation is at-risk, creating the potential for greater variability in the individual’s compensation from year to year.

Base Salary
The primary role of the base salary element of our executive compensation program is to compensate executive officers for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing the base salaries for our executive officers, we have historically targeted the median salaries of similarly situated executive officers in the Company’s Compensation Peer Group and strive to set base salaries at consistent levels for positions with similar responsibilities.
The Compensation Committee reviews relevant survey data and information and analysis provided by its compensation consultant, if one is retained for that year, or by management, if no compensation consultant is engaged, to ensure that our salary program is competitive. We believe that a competitive salary program and industry standard benefits are important factors in our ability to attract and retain executive officers. We generally compare base salaries paid to our executive officers to the median base salaries reflected in the survey data as a check for competitiveness. The Compensation Committee reviews the salaries of all our executive officers at least annually. Salaries may be adjusted for performance, which may include individual, business unit and/or company-wide performance, expansion of duties and responsibilities and changes in market salary levels.
In considering salary adjustments, the Compensation Committee gives weight to the following factors: (1) corporate performance goals; (2) our Chief Executive Officer’s analysis of the individual’s performance and potential; and (3) our Chief Executive Officer’s specific compensation recommendations (except regarding his own salary). The Compensation Committee does not rely on formulas and considers all of the above factors when evaluating salary adjustments.
No increases in base salary were awarded in 2018 to any of our named NEOs. The following chart sets forth annual base salaries for our NEOs as of December 31, 2018:

Name	Position	Annual Salary($)
J. Anthony Gallegos, Jr.	President & Chief Executive Officer	425,000
Philip A. Choyce	Executive Vice President & Chief Financial Officer	319,000
Christopher K. Menefee	Senior Vice President - Business Development	250,000
Mr. Gallegos annual salary was increased to $464,000 effective January 1, 2019, which the Compensation Committee determined was more closely aligned with the 50% level compared to data prepared by PM&P based upon our Compensation Peer Group and other survey data compiled by PM&P.
Annual Incentive Compensation Program

The purpose of our annual incentive compensation program is to reward executive officers for achievement of annual financial and operational objectives. Although the Compensation Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executive officers with the opportunity to earn higher payments depending on the extent to which these performance objectives are achieved or exceeded.
The following chart summarizes the 2018 potential annual incentive opportunity for each of our NEOs shown as a percentage of base salary:

Name	Below Entry	Target	Over Achievement
J. Anthony Gallegos, Jr.	0%	100%	200%
Philip A. Choyce	0%	80%	160%
Christopher K. Menefee	0%	60%	120%
Byron A. Dunn	0%	120%	240%
For performance achievements between the entry, target and over-achievement levels, the actual payout is calculated based upon interpolation.

For 2018, we implemented an annual incentive compensation program tied to the following performance measures:

	2018 Weighting
Name	TRIR (Safety)	Adjusted EBITDA	Cost Per Day	MBO Objectives
J. Anthony Gallegos, Jr.	15%	50%	15%	20%
Philip A. Choyce	15%	50%	15%	20%
Christopher K. Menefee	15%	50%	15%	20%
Byron A. Dunn	15%	50%	15%	20%
When establishing the performance targets for each criterion in 2018, the Compensation Committee reviewed 2017 performance and the 2018 annual budget approved by the Board of Directors. Based upon this review, the Compensation Committee increased the performance thresholds for Adjusted EBITDA and adjusted Cost Per Day performance metrics upward slightly due to increases in rig level pay implemented in response to a tightening labor market. With respect to Safety performance, the Compensation Committee changed the performance target to a measurement based upon published industry benchmarks maintained by the International Association of Drilling Contractors for U.S. land-based activities, which the Compensation Committee believed provided a more objective benchmark of performance.
The threshold, target and over-achievement performance objectives and actual performance for each corporate objective measure for 2018 is set forth below:

	2018 Criteria
Bonus Criteria	Entry	Target	Over Achievement	Actual Performance

Safety (TRIR)(1)	110% Industry Average	Industry Average	90% Industry Average or below	Over Achievement: 75% Industry Average
Payout (15% Weighting)	Above = 0%	100%	200%	200%
Adjusted EBITDA ($'000s)(2)	$14,582	$18,228	$21,873 or below	Over Achievement: $24,128
Payout (50% Weighting)	Below = 0%	100%	200%	200%
Cost Per Day(3)	$13,533	$13,133	$12,733 or below	Between Target and Over Achievement: $13,079
Payout (15% Weighting)	Above = 0%	100%	200%	114%
____________

(1)
Total Recordable Incidence Rate (“TRIR”). Industry Average is based upon the International Association of Drilling Contractor’s published 2018 Incident Rate for United States Land-Based contract drilling activities.

(2)	Based upon the Company standalone performance. In determining actual performance, the Compensation Committee excluded Adjusted EBITDA attributable to the acquired Sidewinder operations.

(3)	Calculated as operating costs (excluding pass through costs and rig construction overhead) divided by revenue days during the period.
Mr. Gallegos joined us effective October 1, 2018, and the Company did not establish specific MBO performance goals for Mr. Gallegos for the fourth quarter of 2018. Thus, the payment of the MBO portion of his annual incentive compensation payment was based upon the substantial progress the Company made towards realization of synergies and operational integration following the Sidewinder Merger, as opposed to performance against pre-established MBO performance goals. As a result, the MBO portion of Mr. Gallegos’ 2018 annual incentive award, representing $42,500, is reported in our Summary Compensation Table on page 51 of this Proxy Statement as a discretionary bonus award.
For 2018, Mr. Dunn’s individual MBO performance goals related to (1) relocation and optimizing corporate and operational locations and roofline, (2) implementation of various procurement and on-boarding initiatives, (3) implementation of various training and safety initiatives and (4) review of strategic opportunities. Mr. Dunn left the Company upon consummation of the Sidewinder Merger, and we did not make any payments to him under our annual incentive compensation program during 2018 since he was not an employee at the end of the year.

The following chart summarizes MBO objectives and performance achievement with respect to those objectives for each of Mr. Choyce and Mr. Menefee:

Executive	Objective	Performance Achievement
Philip A. Choyce (Over Achievement)

Leading due diligence and financial analysis of potential merger and acquisition opportunities and alternative financing opportunities.

Implementation of various initiatives regarding centralized purchasing and policy and procedures.

Implementation of processes associated with streamlining on-boarding and payroll and benefits reporting.

Mr. Choyce successfully led the analysis, negotiation and execution of the Sidewinder Merger and related financings.

Mr. Choyce successfully led evaluation and implementation of our RigReq™ purchasing system following the Sidewinder Merger.

Mr. Choyce successfully led implementation of new payroll and on-boarding software prior to the Sidewinder Merger.

Christopher K. Menefee (Target Achievement)

Achievement of industry leading dayrates and management of idle time between contracts.

Obtaining term contracts for newbuild rigs.

Negotiation and implementation of drilling optimization software with third-party providers.

Review of strategic alternatives and assistance with merger and acquisition due diligence and review; analysis and communication of competitive and market forces.

The Company’s average dayrate on contract renewals increased over $3,000 per day during 2018. Fleet utilization was 98% in 2018.

The Company contracted one newbuild rig on a term contract during 2018.

The Company continued and furthered negotiations with third parties towards use and implementation of drilling optimization software during 2018.

Mr. Menefee was instrumental in the evaluation of the rig fleet acquired in the Sidewinder Merger.

Payouts to Messrs. Gallegos, Choyce, and Menefee under our annual incentive compensation program in 2018 were as follows:

Name	Safety (TRIR) Metric($)	Adjusted EBITDA($)	Cost Per Day($)	MBO($)(1)	Discretionary($)(1)	Total Annual Incentive Payment($)
J. Anthony Gallegos, Jr.(1)	31,875	106,250	18,169	—	42,500	198,794
Philip A. Choyce	76,560	255,200	43,639	102,080	—	477,479
Christopher K. Menefee	45,000	150,000	25,650	30,000	—	250,650
____________________________

(1)
Mr. Gallegos joined us on October 1, 2018. Reported amounts exclude $1,134,004 of incentive compensation and transaction payments made to Mr. Gallegos for obligations assumed pursuant to the terms and conditions of the Sidewinder Merger.

Long-Term Incentives
The purpose of our long-term incentive program is to focus executive officers on long-term Company goals and performance and align their compensation with long-term stockholder returns. Under the 2018 long-term incentive program, the Compensation Committee granted 40% of the annual awards to our executive officers in the form of performance units and 60% in the form of restricted stock units. For 2019, 50% of annual awards to our executive officers are in the form of performance units and 50% are in the form of restricted stock units.

Consistent with the Company’s compensation philosophy, the Compensation Committee believes stock-based incentive awards are one of the best ways to align our executive’s interests with those of our stockholders. In addition, the terms of the performance units reflect the Compensation Committee’s belief that executive compensation should be tied to Company performance. The performance units provide our executive officers the opportunity to earn additional compensation based on the Company’s performance.
Upon closing of the Sidewinder Merger, we appointed Mr. Gallegos as our President and Chief Executive Officer, and also appointed three new officers who previously served as officers of Sidewinder. As previously discussed in this CD&A, in connection his appointment, we granted Mr. Gallegos 235,765 three-year time-based restricted stock units and 395,122 shares of five-year restricted stock that vest over an extended period of five years, with the first vesting opportunity not occurring until expiration of the third year. We also granted an aggregate of 373,475 shares of five-year restricted stock to the three new officers in connection with their appointments and the surrender and termination of their legacy employment agreements assumed in the Sidewinder Merger. In addition, we made grants of five-year restricted stock to Mr. Choyce and Mr. Menefee in connection with aligning their long-term interests with those of our stockholders. The five-year restricted stock shares are forfeited if the executive leaves employment of the Company for any reason and are subject to double-trigger vesting in the event of a change of control.
The following table summarizes elements of our 2018 long-term incentive program for our NEO’s:

2018 AWARDS
Component	% of Award	Terms	Alignment
Restricted Stock Units - Time Based	60%	Vest in equal annual installments over 3-year period, subject to continued service.
Restricted stock unit awards provide full value shares to our executive officers which is key to retention and aligning interests with our stockholders; the ultimate value of these awards is dependent on stock price performance.

TSR Performance Awards	13.4%
Three-year performance period with payout range of 0 (below 25th percentile), 100% (50th percentile) and 200% (above 75th percentile) based upon Company’s relative TSR versus peer group over a cumulative 1, 2 and 3-year period.

Aligns interests with our stockholders and rewards out-performance compared to peer companies; the ultimate value of these awards is dependent on both (1) meeting the applicable performance measure and (2) stock price performance.

Safety Performance Awards	13.3%
Three-year performance period. Safety performance is measured against IADC US land average total recordable incident rate in each of years 1, 2, and 3; payout = 0 (above 110% industry avg), 100% (equal industry avg) and 200% (below 90% industry avg).

Aligns long-term compensation with a key operational measure that corresponds with improved operational and financial performance; the ultimate value of these awards is dependent on both (1) meeting the applicable performance measure and (2) stock price performance.

Uptime Performance Awards	13.3%
Three-year performance period. Operational uptime performance is measured against absolute targets established by the Compensation Committee in each of years 1, 2 and 3; payout = 0 (below 99% target), 100% (target) and 200% (above 101% target).

Aligns long-term compensation with a key operational measure that corresponds with improved operational and financial performance; the ultimate value of these awards is dependent on both (1) meeting the applicable performance measure and (2) stock price performance.

Five-Year Restricted Stock Awards	N/A
Five-year awards that vest in one-third increments beginning in 2021, 2022, and 2023 awarded in connection with appointment of new executive officers following the Sidewinder Merger and to certain other executive officers of the Company. No accelerated vesting upon termination of employment, except in connection with a change of control.

Isolated one-time grants in connection with appointment of new officers in connection with the Sidewinder Merger and to certain other executive officers for retention purposes following the Sidewinder Merger; extended vesting period of five years ensures long-term alignment with stockholders. Removal of typical accelerated vesting protections upon employment termination further aligns executive compensation to executive performance; the ultimate value of these awards is dependent on stock price performance.

As previously discussed above, following the Sidewinder Merger, the Compensation Committee reassessed various priorities associated with the structure of our executive compensation program. Given the transformational nature of the Sidewinder Merger, the Compensation Committee reassessed performance conditions associated with our long-term performance-based compensation, which resulted in a change to the performance conditions contained in our annual performance awards. The Compensation Committee maintained its practice of tying 50% of long-term incentive awards to performance conditions, but replaced operational performance conditions with conditions tied to absolute financial metrics based upon return on invested capital (“ROIC”). This reprioritization is reflected in the structure of the annual long-term stock-based awards granted in 2019, which is summarized in the table below:

2019 AWARDS
Component	% of Award	Terms	Alignment
Restricted Stock Units - Time Based	50%	Vest in equal annual installments over 3-year period, subject to continued service.
Restricted stock unit awards provide full value shares to our executive officers which is key to retention and aligning interests with our stockholders; the ultimate value of these awards is dependent on stock price performance.

TSR Performance Awards	25%
Three-year performance period with payout range of 0 (below 25th percentile), 100% (50th percentile) and 200% (above 75th percentile) based upon Company’s relative TSR versus peer group over a cumulative 1, 2 and 3-year period.

Aligns interests with our stockholders and rewards for out-performance compared to peer companies; the ultimate value is based upon both (1) meeting the applicable performance measure and (2) stock price performance.

ROIC Performance Awards	25%
Three-year performance period with payout range of 0 to 200% based upon Company’s ROIC in each of years 1, 2 and 3 measured against predetermined goals established by the Compensation Committee, with year-3 goals tied to achieving and exceeding the Company’s weighted average cost of capital.

Aligns interests with our stockholders by rewarding returns-based decision making and actions; the ultimate value of these awards is dependent on both (1) meeting the applicable performance measure and (2) stock price performance.

The following chart summarizes 2018 Long-Term Incentive Grants to each of our NEOs:

Name	Restricted Stock Units	Performance-Based Restricted Stock Units	Five-Year Restricted Stock Awards
J. Anthony Gallegos, Jr.(1)	235,765	—	395,122
Philip A. Choyce	57,134	38,090	243,902
Christopher K. Menefee	43,049	28,700	213,414
Byron A. Dunn	172,332	114,488	—
____________________________
(1) Represents awards made to Mr. Gallegos in connection with his appointment as President and Chief Executive Officer of the Company following completion of the Sidewinder Merger.
Awards made to our NEOs in 2019, which awards remain subject to approval by the Company’s stockholders of the adoption of the 2019 Omnibus Plan at the Annual Meeting, are more fully summarized on page 25 of this Proxy Statement.
Perquisites and Retirement Benefits
Perquisites are not a material component of our executive compensation. In general, NEOs are not compensated for and do not receive reimbursements for the private use of country clubs, meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. We do reimburse Mr. Menefee for country club dues. Further, our NEOs do not receive compensation or reimbursements for hunting and fishing camp costs or home security expenses. During 2018, except for Mr. Menefee’s country club dues, no NEO received any compensation for or reimbursement of any of the foregoing costs or expenses incurred for non-business purposes.
Executive Compensation Policies
Stock ownership guidelines
We believe it is important that the interests of our executive officers and directors are aligned with the long-term interests of our stockholders. As such, we have adopted stock ownership guidelines applicable to the Company’s executive officers and directors to further align these interests and to further promote the Company’s commitment to sound corporate governance.

A copy of our stock ownership guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance. These guidelines encourage our directors and executive officers to accumulate a certain amount of the Company's stock relative to such director's or executive officer's base compensation. Specifically, the stock ownership guidelines are calculated based on a multiple of the executive officer's base salary, or in the case of a director, a multiple of his base annual retainer. Each executive officer and director has five years to attain the targeted level of ownership following his initial appointment as an executive officer or his initial election as a director, as the case may be. For directors, the ownership guideline is three times the director’s base annual retainer. For executive officers, the ownership guidelines are as follows:

Position	Multiple
President and Chief Executive Officer	4X
Senior or Executive Vice President	2X
Vice President	1X
Shares of stock that count toward satisfying the stock ownership guidelines include (i) shares of the Company's stock beneficially owned, directly or indirectly, by the executive officer or director, and (ii) restricted shares and restricted stock units granted to the executive officer or director under the Company’s long-term incentive plan.
Clawback policies
It is the Company’s policy that any incentive-based compensation from the Company, or an affiliate, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback, pursuant to the award agreement applicable to such incentive-based compensation, as may be required by law, government regulation or stock exchange listing requirement. Such clawbacks include, without limitation, the clawback requirements contained in Section 304 of the Sarbanes Oxley Act. Our corporate clawback policy adopted by our Board of Directors is available on our website at http://icdrilling.investorroom.com/code_of_conduct.
Accounting for Stock-Based Compensation
We have followed FASB ASC Topic 718 in accounting for stock-based compensation awards. FASB ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Employment and Change of Control Agreements
We have entered into employment agreements with Messrs. Gallegos and Choyce. Under the terms of the employment agreements, Messrs. Gallegos and Choyce are paid annual salaries of $464,000 and $319,000, respectively, and are eligible to receive target bonuses, payable at the discretion of the Board equal to 100% and 80%, respectively, of their annual salaries. Each employment agreement is for a term of three years; provided, however, that if neither the Company nor the employee has provided written notice of termination at least one year prior to the scheduled expiration of the then current term of the agreement (the “renewal date”), the employment term automatically extends for one additional year, so as to expire two years from such renewal date.
Mr. Gallegos is subject to a non-compete agreement restricting him from competing in the United States land contract drilling industry for a period of 24 months following termination of employment. Mr. Choyce is subject to a non-compete agreement restricting him from competing in the United States land contract drilling industry for a period of 12 months following termination of employment.
Under their employment agreements, Messrs. Gallegos and Choyce are entitled to receive a severance payment in the event their employment is terminated by the Company without “cause” or by the executive for “good reason.” Such severance payments will be payable in a lump sum and will be equal to the following:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive officer’s target bonus for the fiscal year in which termination of employment occurs; and

•	two (2) times the sum of (i) the executive officer’s annual base salary in effect at the time of termination of employment and (ii) the executive officer’s target annual bonus.
Under the employment agreements, “cause” is deemed to exist if any of the following occurs:

•	willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company;

•
willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct;

•	misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

•
misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

•	conviction of a felony involving moral turpitude

•	willful failure to comply in any material respect with the terms of the employment agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or

•
chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive officer fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing the executive officer’s duties and responsibilities.

Under the employment agreements, “good reason” is deemed to exist if any of the following occurs:

•
any action or inaction that constitutes a material breach by the Company of the employment agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive officer;

•
the assignment to the executive officer of any duties inconsistent in any respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days of receipt of written notice thereof given by the executive officer;

•
any failure by the Company to comply with the payment provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company as soon as reasonable possible, but no later than 30 days after receipt of written notice thereof given by the executive officer;

•
a change in the geographic location at which the executive officer must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which the executive officer normally performs such services as of the date of the employment agreement; or

•
in the event a change of control has occurred, the assignment to the executive officer to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (i) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such change of control and (ii) substantially identical to the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by the employment agreement.

We also entered into a Change of Control Agreement with Mr. Menefee and our other executive officers, which provides that if the executive's employment with the Company is terminated by the Company without “cause” or the executive terminates employment for “good reason”, and such termination is made during a three-year protected period following a change of control, then the executive will be entitled to receive a lump sum payment equal to:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive's target bonus for the fiscal year in which termination of employment occurs; and

•	one (1) times the sum of (i) the executive's annual base salary in effect at the time of termination of employment and (ii) the executive's target annual bonus.
Under the terms of the Change of Control Agreements, a three-year protected period began upon the consummation of the Sidewinder Merger on October 1, 2018.

Compensation Risk
The Compensation Committee of the Board reviews and evaluates potential risks related to the design of our compensation programs. In its evaluation of our annual and long-term incentive compensation plans, as well as the incentive compensation arrangements described above, the Compensation Committee determined that such plans are designed with the appropriate balance of risk and reward relative to our overall business strategy. In addition, the stock ownership guidelines for our executive officers encourage them to focus on the creation of long-term value for stockholders rather than short-term results.
Specifically, under our annual incentive compensation program, the amount of each participant’s prospective payment is established as a percentage of annual base salary, and is contingent on performance, including the attainment of targeted levels of performance that include both financial and non-financial measures. Notwithstanding the attainment of any established performance measures, the amount of the annual or incentive payments received by any participant is subject to the ultimate discretion of the Compensation Committee. Further, annual incentive awards are paid only after the Compensation Committee has reviewed our audited financial statements for the applicable performance period.
Long-term equity incentive awards typically consist of restricted stock, restricted stock units and performance restricted stock units. The recipients of such awards can realize an increase in the value of their long-term equity awards only to the extent that our investors benefit from an increase in the market price for our common stock or the applicable performance metrics are met. Further, performance awards are paid only after the Compensation Committee has review our audited financial statement and other relevant data for the applicable performance period.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted By:
Compensation Committee
Daniel McNease, Committee Chairman
Thomas R. Bates, Jr.
James G. Minmier

EXECUTIVE COMPENSATION
As noted above in “About the Annual Meeting—Implications of being an ‘emerging growth company’”, we are currently considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year End Table, and Option Exercise and Stock Vesting Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our Chief Executive Officer and our two other most highly compensated executive officers. For the year ended December 31, 2018, our NEOs were:

Name	Principal Position During 2018
J. Anthony Gallegos, Jr.	President and Chief Executive Officer
Philip A. Choyce	Executive Vice President and Chief Financial Officer
Christopher K. Menefee	Senior Vice President - Business Development
Byron A. Dunn	Former President and Chief Executive Officer
Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2018, 2017 and 2016.

				Non-Equity
				Incentive Plan	Stock	Option	All Other
		Salary	Bonus	Compensation	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)
J. Anthony Gallegos, Jr.(6)	2018	106,250	42,500	156,294	2,382,746	—	15,744	2,703,534
(President and Chief Executive Officer)
Philip A. Choyce	2018	319,000	—	477,479	1,219,840	—	20,100	2,036,419
(Executive Vice President and	2017	319,000	—	158,543	651,190	—	16,645	1,145,378
Chief Financial Officer)	2016	319,000	—	193,240	491,136	—	9,100	1,012,476
Christopher K. Menefee	2018	250,000	—	250,650	1,014,561	—	22,332	1,537,543
(Vice President - Business Development)	2017	250,000	—	71,000	239,438	—	26,645	587,083
	2016	250,000	—	86,538	133,935	—	18,200	488,673
Byron A. Dunn(7)	2018	356,923	—	—	1,310,489	—	3,495,416	5,162,828
(Former Chief Executive Officer)	2017	464,000	—	329,440	1,559,757	—	15,600	2,368,797
	2016	464,000	—	431,282	1,071,521	—	15,600	1,982,403
____________

(1)	Amounts reflected in this column include total annual salary paid during the applicable fiscal year.

(2)	Amounts reflected in this column represent bonuses earned during the applicable year.

(3)
Amounts reflected in this column represent performance-based incentive compensation earned under a plan during the applicable year, excluding discretionary components not based on performance criteria and thus reported as bonus.

(4)
Amount reflected in this column reflect the value of restricted stock, restricted stock unit awards and performance stock unit awards (at target level) granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Values represent the fair market value of such restricted stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC.

(5)
All other compensation includes our 401(k) Plan matching contributions and health insurance and life insurance premiums paid by us on behalf of each of our NEOs. For Mr. Menefee, amounts also include club dues paid by us on his behalf of $8,100, $9,500 and $9,100 for the fiscal years ended 2018, 2017 and 2016, respectively.

(6)
Mr. Gallegos was appointed as an executive officer on October 1, 2018 following the consummation of the Sidewinder Merger. Bonus payments made to Mr. Gallegos represent the discretionary portion of Mr. Gallegos annual incentive payment as discussed in our CD&A on page 44 of this Proxy Statement. Excludes $1,134,004 of predecessor compensation payments paid to Mr. Gallegos that were assumed in connection with the Sidewinder Merger. Stock awards for Mr. Gallegos represent awards made to him in connection with his appointment as President and Chief Executive Officer of the Company following completion of the Sidewinder Merger.

(7)
Mr. Dunn ceased to serve as an executive officer on October 1, 2018 following the consummation of the Sidewinder Merger. Pursuant to the terms of Mr. Dunn’s employment agreement, he was paid a cash severance equal to $3.48 million, which is reflected in the All Other Compensation column. Because he was not an executive of the Company on December 31, 2018, Mr. Dunn was not eligible to receive any payment under our annual incentive plan.

Outstanding Equity Awards at 2018 Fiscal Year-End
The following table sets forth information for each of our Named Executive Officers regarding the number of shares subject to both exercisable and unexercisable stock options and the number of shares of restricted stock, restricted stock units and performance-based restricted stock units that had not vested as of December 31, 2018:

									Equity
									incentive
								Equity	plan
								incentive	awards:
								plan	market or
								awards:	payout
						Number		number of	value of
						of	Market	unearned	unearned
		Number of	Number of			shares	value of	shares,	shares,
		Securities	Securities			or units	shares or	units or	units or
		Underlying	Underlying			of stock	units of	other	other
		Unexercised	Unexercised			that	stock that	rights that	rights that
		Option,	Option,	Option	Option	have not	have not	have not	have not
		Exercisable	Unexercisable	Exercise	Expiration	vested	vested	vested	vested
Name	Grant Date	(#) (1)	(#)	Price ($)	Date	(#) (2)	($) (3)	(#)	($)
J. Anthony Gallegos, Jr.	10/1/2018	—	—	—	—	235,765	735,587	—	—
	12/26/2018	—	—	—	—	395,122	1,232,781	—	—
Philip A. Choyce	3/2/2012	157,000	—	12.74	3/2/2022	—	—	—	—
	12/26/2018	—	—	—	—	243,902	760,974	—	—
Christopher K. Menefee	12/4/2012	58,875	—	12.74	12/4/2022	—	—	—	—
	12/26/2018	—	—	—	—	213,414	665,852	—	—
Byron A. Dunn	12/4/2012	400,500	—	12.74	—	—	—	—	—
____________

(1)	These stock options were issued under our 2012 Omnibus Plan and are fully vested.

(2)
These shares represent restricted stock awards and restricted stock units issued under our 2012 Omnibus Plan. The restricted stock units granted on October 1 vest ratably on each of October 1, 2019, October 1, 2020 and October 1, 2021. The restricted stock granted on December 26, 2018 represent five-year awards that vest ratably on each of December 26, 2021, December 26, 2022 and December 26, 2023.

(3)	The market value is based upon the applicable number of shares shown in the table multiplied by $3.12, the closing market price of our stock on December 31, 2018.
Option Exercises and Stock Vested
The following table sets forth information concerning exercises of stock options and vesting of restricted stock for each of our Named Executive Officers during fiscal year 2018:

	Option Awards		Stock Awards
Name	Number of Shares	Value	Number of Shares	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting
	(#)	($)	(#)(1)	($) (2)
J. Anthony Gallegos, Jr.	—	—	—	—
Philip A. Choyce	—	—	244,964	1,122,225
Christopher K. Menefee	—	—	106,995	494,712
Byron A. Dunn	—	—	609,094	2,798,572
____________

(1)
Includes 181,811, 87,256 and 465,653 shares vesting upon consummation of the Sidewinder Merger for Messrs. Choyce, Menefee and Dunn, respectively. Excludes 116,239, 67,935 and 318,118 shares underlying performance awards forfeited at the time of the Sidewinder Merger for each of Messrs. Choyce, Menefee and Dunn, respectively with a total potential value on the date of forfeiture of $547,486, $319,974 and $1,498,336, respectively.

(2)	Value determined based upon the closing price of our common stock on the applicable vesting date.
CEO Pay Ratio
Mr. Gallegos had total compensation of $2,703,534 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2018 was $96,446, which considers both cash and equity compensation. As a result, we estimate that Mr. Gallegos 2018 annual total compensation was approximately 28 times that of our median employee.
2012 Omnibus Incentive Plan
The Board has adopted, and our stockholders have approved, the Independence Contract Drilling 2012 Omnibus Plan. Our 2012 Omnibus Plan provides for the grant of options to purchase our common stock, both incentive options that are intended to satisfy the requirements of Section 422 of the Code and nonqualified options that are not intended to satisfy such requirements, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, other stock-based awards and certain cash awards.
As of April 15, 2019, we had authorized and reserved for issuance under our 2012 Plan 164,999 shares of our common stock relating to outstanding restricted stock and restricted stock unit awards. In connection with the adoption of the 2019 Omnibus Plan and subject to its approval at the Annual Meeting, no further awards will be made under the 2012 Omnibus Plan.
Indemnification Agreements
We have also entered into indemnification agreements with all of our directors and our Named Executive Officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us, except for:
•claims regarding the indemnitee’s rights under the indemnification agreement;
•claims to enforce a right to indemnification under any statute or law; and
•counter-claims against us in a proceeding brought by us against the indemnitee.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

DIRECTOR COMPENSATION
We currently provide independent members of the Board with an annual retainer in the amount of $35,000 payable in quarterly installments. Each director also receives $1,500 per Board or committee meeting attended in person and $1,500 per board or committee meeting attended telephonically. The chairman of the Board is provided with an annual retainer of $20,000 payable in quarterly installments and the chairman of each Board committee is provided with the following annual retainers payable in quarterly installments: $15,000 (audit), $10,000 (compensation) and $10,000 (nominating and governance). We reimburse directors for travel and lodging expenses incurred in connection with their attendance at meetings.
Independent directors are eligible to receive equity compensation awards under our 2012 Omnibus Plan.
The following table summarizes, with respect to our directors, information relating to the compensation earned for services rendered in all capacities during the fiscal year ended December 31, 2018.
.

	Fees Earned or		Other
	Paid in Cash	Stock Awards	Compensation	Total
Director	($)(1)	($)	($)	($)
Thomas R. Bates, Jr.	95,500	100,000	—	195,500
James D. Crandell	69,500	100,000	—	169,500
Matthew D. Fitzgerald	94,500	100,000	—	194,500
Daniel F. McNease	87,000	100,000	—	187,000
James G. Minmier(2)	17,750	100,000	—	117,750
Adam J. Piekarski(3)	20,000	—	—	20,000
Tighe A. Noonan(4)	48,750	100,000	—	148,750
____________

(1)
For each of Messrs. Bates, Crandell, Fitzgerald, McNease & Noonan, includes meeting fees associated with 13 special meetings held by the Board of Directors during 2018 related to the evaluation, negotiation, approval and consummation of the Sidewinder Merger.

(2)
Mr. Minmier was appointed to the Board on October 1, 2018 pursuant to the terms and conditions of the Sidewinder Merger. Includes $100,000 of restricted stock units awarded to Mr. Minmier in connection with his initial appointment to the Board. These RSU's vest over a three-year period.

(3)
Mr. Piekarski was appointed to the Board on October 1, 2018 pursuant to the terms and conditions of the Sidewinder Merger. Pursuant to the terms of the Sidewinder Stockholders’ Agreement, director fees of $20,000 per quarter associated with Mr. Piekarski’s service are assigned to MSD Partners. Mr. Piekarski does not participate in equity awards from the Company.

(4)	Cash fees due to Mr. Noonan were assigned to 4D Global Energy Investments plc. Mr. Noonan left the Board effective October 1, 2018 in connection with the closing of the Sidewinder Merger.

OTHER MATTERS FOR THE 2019 ANNUAL MEETING
As of the date of this Proxy Statement, the Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Company. The accompanying proxy card confers discretionary authority to act with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.
2018 ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules, if any, but not including exhibits (the “2018 Annual Report”), accompanies this Proxy Statement. Except for the financial statements included in the 2018 Annual Report that are specifically incorporated by reference herein, the 2018 Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.
We have filed our Form 10-K for the fiscal year ended December 31, 2018 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at http://icdrilling.investorroom.com/sec_filings. Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, if any, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed by mail to Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, TX 77070, Attn: Corporate Secretary or by email at investor.relations@icdrilling.com.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for at least ten days before the Annual Meeting.
The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

ANNEX A

INDEPENDENCE CONTRACT DRILLING, INC.
2019 OMNIBUS INCENTIVE PLAN

(***Effective February 27, 2019)***

INDEPENDENCE CONTRACT DRILLING, INC.
2019 OMNIBUS INCENTIVE PLAN

ARTICLE I ESTABLISHMENT, PURPOSE AND DURATION		A-1
1.1	Establishment	A-1
1.2	Purpose of the Plan	A-1
1.3	Duration of Plan	A-1
ARTICLE II DEFINITIONS		A-1
ARTICLE III ELIGIBILITY		A-5
ARTICLE IV GENERAL PROVISIONS RELATING TO AWARDS		A-5
4.1	Authority to Grant Awards	A-5
4.2	Shares That Count Against Limit	A-5
4.3	Non-Transferability	A-6
4.4	Requirements of Law	A-6
4.5	Changes in the Company's Capital Structure	A-6
4.6	Election Under Section 83(b) of the Code	A-8
4.7	Forfeiture for Cause	A-8
4.8	Forfeiture Events	A-8
4.9	Recoupment in Restatement Situations	A-8
4.10	Award Agreements	A-9
4.11	Amendments of Award Agreements	A-9
4.12	Rights as Stockholder	A-9
4.13	Issuance of Shares of Stock	A-9
4.14	Restrictions on Stock Received	A-9
4.15	Section 409A	A-9
4.16	Date of Grant	A-9
4.17	Source of Shares Deliverable Under Awards	A-9
4.18	Minimum Vesting Requirements	A-9
ARTICLE V OPTIONS		A-10
5.1	Authority to Grant Options	A-10
5.2	Type of Options Available	A-10
5.3	Option Agreement	A-10
5.4	Option Price	A-10
5.5	Duration of Option	A-10
5.6	Amount Exercisable	A-10
5.7	Exercise of Option	A-10
5.8	Transferability-Incentive Stock Options	A-11
5.9	No Rights as Stockholder	A-11
5.10	$100,000 Limitation on ISOs	A-11
5.11	Separation from Service	A-12

A-i-

ARTICLE VI STOCK APPRECIATION RIGHTS A-12
6.1 Authority to Grant SAR Awards A-12
6.2 Type of Stock Appreciation Rights Available A-12
6.3 General Terms A-12
6.4 SAR Agreement A-12
6.5 Term of SAR A-12
6.6 Exercise of Freestanding SARs A-13
6.7 Exercise of Tandem SARs A-13
6.8 Payment of SAR Amount A-13
6.9 Separation from Service A-13
6.10 No Rights as Stockholder A-13
6.11 Restrictions on Stock Received A-13
ARTICLE VII RESTRICTED STOCK AWARDS A-13
7.1 Restricted Stock Awards A-13
7.2 Restricted Stock Award Agreement A-14
7.3 Holder's Rights as Stockholder A-14
ARTICLE VIII RESTRICTED STOCK UNIT AWARDS A-14
8.1 Authority to Grant RSU Awards A-14
8.2 RSU Award A-14
8.3 RSU Award Agreement A-14
8.4 Dividend Equivalents A-14
8.5 Form of Payment Under RSU Award A-14
8.6 Time of Payment Under RSU Award A-14
8.7 Holder's Rights as Stockholder A-14
ARTICLE IX PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS A-15
9.1 Authority to Grant Performance Stock Awards and Performance Unit Awards A-15
9.2 Performance Goals A-15
9.3 Written Agreement A-15
9.4 Form of Payment Under Performance Unit Award A-15
9.5 Time of Payment Under Performance Unit Award A-15
9.6 Holder's Rights as Stockholder With Respect to a Performance Stock Award A-15
9.7 Holder's Rights as Stockholder With Respect to a Performance Unit Award A-16
9.8 Dividend Equivalents A-16
ARTICLE X ANNUAL CASH INCENTIVE AWARDS A-16
10.1 Authority to Grant Annual Cash Incentive Awards A-16
10.2 Written Agreement A-16
10.3 Form of Payment Under Annual Cash Incentive Award A-16
10.4 Time of Payment Under Annual Cash Incentive Award A-16

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ARTICLE XI OTHER STOCK-BASED AWARDS ... A-16
11.1 Authority to Grant Other Stock-Based Awards ... A-16
11.2 Value of Other Stock-Based Award ... A-16
11.3 Written Agreement ... A-16
11.4 Payment of Other Stock-Based Award ... A-17
11.5 Separation from Service ... A-17
11.6 Time of Payment of Other Stock-Based Award ... A-17
ARTICLE XII CASH-BASED AWARDS ... A-17
12.1 Authority to Grant Cash-Based Awards ... A-17
12.2 Value of Cash-Based Award ... A-17
12.3 Written Agreement ... A-17
12.4 Payment of Cash-Based Award ... A-17
12.5 Time of Payment of Cash-Based Award ... A-17
12.6 Separation from Service ... A-17
ARTICLE XIII SUBSTITUTE AWARDS ... A-17
ARTICLE XIV ADMINISTRATION ... A-18
14.1 Awards ... A-18
14.2 Authority of the Committee ... A-18
14.3 Decisions Binding ... A-19
14.4 No Liability ... A-19
ARTICLE XV AMENDMENT OR TERMINATION OF PLAN ... A-19
15.1 Amendment, Modification, Suspension, and Termination ... A-19
15.2 Awards Previously Granted ... A-19
ARTICLE XVI MISCELLANEOUS ... A-20
16.1 Unfunded Plan/No Establishment of a Trust Fund ... A-20
16.2 No Employment Obligation ... A-20
16.3 Tax Withholding ... A-20
16.4 No Rights to Awards ... A-21
16.5 No Guarantee of Tax Consequences ... A-21
16.6 Gender and Number ... A-21
16.7 Severability ... A-21
16.8 Headings ... A-21
16.9 Other Compensation Plans ... A-21
16.10 Retirement and Welfare Plans ... A-21
16.11 Other Awards ... A-21
16.12 Law Limitations/Governmental Approvals ... A-21
16.13 Delivery of Title ... A-21
16.14 Inability to Obtain Authority ... A-21
16.15 Investment Representations ... A-22

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16.16 Persons Residing Outside of the United States A-22
16.17 Arbitration of Disputes A-22
16.18 No Fractional Shares A-22
16.19 Governing Law A-22

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INDEPENDENCE CONTRACT DRILLING, INC.
2019 OMNIBUS INCENTIVE PLAN

(Effective February 27, 2019)

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1 **Establishment**. The Company hereby establishes an incentive compensation plan, to be known as the "***Independence Contract Drilling, Inc. 2019 Omnibus Incentive Plan***", as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of February 27, 2019 (the "***Effective Date***"), *provided* that the Company's stockholders approve the adoption of the Plan within 12 months after the date of adoption of the Plan by the Board.

1.3 **Duration of Plan**. The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Award may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan on or after the date that is ten years from the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

ARTICLE II

DEFINITIONS

Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

"**Affiliate**" means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise; provided, however, that with respect to Incentive Stock Options, the term "Affiliate" means only a Parent Corporation of the Company or a Subsidiary Corporation of the Company or of any such parent corporation (as such terms are defined in Sections 424(e) and (f) of the Code and determined in accordance with Section 421 of the Code); and provided further, that with respect to grants of Nonqualified Options or SARs, the term "Affiliate" means only a corporation or other entity in a chain of corporations and/or other entities in which the Company has a "controlling interest" within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.

"**Annual Cash Incentive Award**" means an Award granted pursuant to Article X to an individual who is then an Employee.

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"**Authorized Shares**" shall have the meaning ascribed to that term in Section 4.1(a).

"**Award**" means, individually or collectively, a grant under the Plan of an Incentive Stock Option, a Nonqualified Stock Option, a SAR, Restricted Stock, a RSU, a Performance Stock Award, a Performance Unit Award, an Annual Cash Incentive Award, an Other Stock-Based Award or a Cash-Based Award, in each case subject to the terms and provisions of the Plan.

"**Award Agreement**" means a written or electronic agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

"**Beneficial Owner**" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

"**Board**" means the board of directors of the Company.

"**Cash-Based Award**" means an Award granted pursuant to Article XII.

"**Code**" means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and administrative guidance promulgated thereunder."

Committee" means (a) in the case of an Award granted to an Outside Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act for Awards that are intended to be exempt under Rule 16b-3 under the Exchange Act and (ii) "independent" within the meaning of the rules of the New York Stock Exchange or, if the Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Stock is then traded.

"**Company**" means Independence Contract Drilling, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

"**Corporate Change**" shall have the meaning ascribed to that term in Section 4.5(b).

"**Dividend Equivalent**" means a payment equivalent in amount to dividends paid with respect to the Stock to the Company's stockholders.

"**Effective Date**" shall have the meaning ascribed to that term in Section 1.1.

"**Employee**" means (a) a person employed by the Company or any Affiliate as a common law employee and (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months after the date of grant of the Award.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended, or any successor act.

"**Fair Market Value**" of the Stock as of any particular date means,

(a) if the Stock is traded on a stock exchange,

(i) and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii) and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or

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(b) if the Stock is traded in the over-the-counter market,

(i) and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii) and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; *provided*, however, that if the Stock is not so traded, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

"**Fiscal Year**" means the calendar year.

"**Freestanding SAR**" means a SAR that is granted independently of any Options, as described in Article VI.

"**Government Agencies**" shall have the meaning ascribed to that term in Section 4.7.

"**Holder**" means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

"**Incentive Stock Option**" or "**ISO**" means an option to purchase Stock granted pursuant to Article V that is designated as an incentive stock option and that satisfies the requirements of section 422 of the Code.

"**Nonqualified Stock Option**" or "**NQSO**" means a "nonqualified stock option" to purchase Stock granted pursuant to Article V that is not an Incentive Stock Option.

"**Option**" means an Incentive Stock Option or a Nonqualified Stock Option.

"**Option Price**" shall have the meaning ascribed to that term in Section 5.4.

"**Other Stock-Based Award**" means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.

"**Outside Director**" means a director of the Company who is not an Employee.

"**Parent Corporation**" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

"**Performance Goals**" means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award may be based.

"**Performance Period**" means any period designated by the Committee during which (a) the Performance Goals applicable to an Award shall be measured and (b) the conditions to vesting applicable to an Award shall remain in effect.

"**Performance Stock Award**" means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

"**Performance Unit Award**" means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

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"**Period of Restriction**" means any period designated by the Committee during which (a) the Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Award Agreement relating to such award, or (b) the conditions to vesting applicable to any other Award shall remain in effect.

"**Permissible under Section 409A**" means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action is intended to avoid the compensation at issue from being subject to the additional tax or interest applicable under Section 409A and related penalties.

"**Plan**" means the Independence Contract Drilling, Inc. 2019 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

"**Prior Plan**" means the Independence Contract Drilling, Inc. Amended and Restated 2014 Omnibus Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

"**Restricted Stock**" means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

"**Restricted Stock Award**" means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

"**RSU**" means a restricted stock unit credited to a Holder's ledger account maintained by the Company pursuant to Article VIII.

"**RSU Award**" means an Award granted pursuant to Article VIII.

"**SAR**" means a stock appreciation right granted under the Plan pursuant to Article VI.

"**Section 409A**" means section 409A of the Code or any successor statute.

"**Separation from Service**" means, except as otherwise provided in the case of an ISO in the following sentence of this Section 0, (a) if the Award Agreement is not exempt from the application of the requirements of Section 409A, the termination of the Award recipient's employment or service relationship with the Company and all Affiliates in a manner that satisfies Section 409A as determined by the Committee and (b) if the Award Agreement is exempt from the application of the requirements of Section 409A, the termination of the Award recipient's employment or service relationship with the Company and all Affiliates as determined by the Committee. "*Separation from Service*" means, in the case of an ISO, the termination of the Employee's employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

"**Stock**" means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company's stockholders).

"**Subsidiary Corporation**" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

"**Substantial Risk of Forfeiture**" shall have the meaning ascribed to that term in Section 409A.

"**Substitute Award**" means an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event

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shall the term "Substitute Award" be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

"**Tandem SAR**" means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

"**Ten Percent Stockholder**" means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

ARTICLE III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees and Outside Directors *provided*, however, that (a) only those persons who are, on the dates of grant, Employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan, (b) the only persons who are eligible to receive Annual Cash Incentive Awards under the Plan are Employees and (c) Outside Directors are only eligible to receive NQSOs, SARs, Restricted Stock, RSUs, Performance Stock Awards and Performance Unit Awards. Awards other than ISOs may also be granted to a person who is expected to become an Employee within six months as specified in Section 14.2(b) of the Plan.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1 **Authority to Grant Awards** The Committee may grant Awards to those Employees and Outside Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a) Subject to adjustment as provided in 4.5, the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 5,500,000 (the "***Authorized Shares***"). At the time this Plan becomes effective, none of the shares of Stock available for future grant under the Prior Plans shall be available for grant under such Prior Plans.

(b) Subject to adjustment as provided in 4.5, the aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c) The aggregate value of the cash compensation and the grant date fair value of shares of Stock that may be awarded or granted under this Plan during any fiscal year of the Company to any Outside Director shall not exceed $350,000; provided, in connection with an appointment of an Outside Director to the Board, when accounting for initial awards under this Plan issuable to such Outside Director, such annual aggregate value shall not exceed $450,000 rather than the foregoing limit.

4.2 **Shares That Count Against Limit**. To the extent that shares of Stock subject to an outstanding Award granted under the Plan, other than Substitute Awards, are not issued or delivered by reason of (a) the expiration, termination, cancellation or forfeiture of such Award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (b) the settlement of such Award in cash, then such shares of Stock shall again be available under this Plan. Notwithstanding anything herein to the contrary, (i) shares repurchased by the Company on the open market with the

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proceeds of an Option exercise and (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award shall not again be available under this Plan. The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or other Stock-Based Awards.

4.3 **Non-Transferability**. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder's lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4 **Requirements of Law**. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5 **Changes in the Company's Capital Structure**.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share) and the terms of each other Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

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(c) If while unexercised Awards remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power entitled to vote generally in the election of Directors), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "***Corporate Change***"), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (*provided* that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee's effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and (x) no sooner than effective as of the consummation by the Company of such merger, consolidation, combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such election of directors and (y) no later than thirty (30) days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (*provided* that, with respect to a reincorporation merger in which Holders of the Company's ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(i) require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Period of Restriction applicable to some or all outstanding Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Goals applicable to some or all outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Change, or a parent corporation thereof, be substituted for some or all of the shares of Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 4.5(b); and/or

(iii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an Option or an SAR, the aggregate number of shares of Stock then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Stock as of the date of the Corporate Change, over the purchase price or base price per share of Stock subject to such Option or SAR, (y) in the case of an Award denominated in shares of Stock, the number of shares of Stock then subject to the portion of such award surrendered to the extent the Performance Goals applicable to such award have been satisfied or are deemed satisfied pursuant to Section 4.5(c)(i), whether or not vested, multiplied by the Fair Market Value of a share of Stock as of the date of the Corporate Change, and (z) in the case of an Award denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the Performance Goals applicable to such award have been satisfied or are deemed satisfied pursuant to Section 4.5(c)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Change, or a parent corporation thereof, having

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a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

4.6 **Election Under Section 83(b) of the Code**. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7 **Forfeiture for Cause**. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Separation from Service, (a) committed fraud, embezzlement, theft, felony or act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company of an Affiliate, (b) disclosed trade trade secrets of the Company or an Affiliate or (c) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Holder is a party, then as of the date the Committee makes its finding, some or all Awards awarded to the Holder (including vested Awards that have been exercised, vested Awards that have not been exercised and Awards that have not yet vested), as determined by the Committee in its sole discretion, and all net proceeds realized with respect to any such Awards, will be forfeited to the Company on such terms as determined by the Committee. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate or severance of the individual's affiliation with the Company and all Affiliates. Nothing contained in this Section 4.7 or elsewhere in the Plan is intended to limit a Holder's ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission ("***Government Agencies***"), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (iii) under applicable United States federal law to (x) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (y) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

4.8 **Forfeiture Events**. The Committee may specify in an Award Agreement that the Holder's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9 **Recoupment in Restatement Situations**. Without limiting the applicability of Section 4.7 or Section 4.8, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company or an Affiliate shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company's recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission under or in connection with Section 10D of the Exchange Act. In addition, without limiting the applicability of Section 4.7 or Section 4.8, any Award granted pursuant to the Plan, and any Stock or property issued or cash paid pursuant to such an Award, shall be subject to any recoupment, forfeiture or clawback policy that may be adopted by the Board of the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup, forfeit or claw back compensation paid pursuant to such an Award.

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4.10 **Award Agreements**. Each Award shall be embodied in an Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company or a Separation from Service of the Holder on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.11 **Amendments of Award Agreements**. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.12 **Rights as Stockholder**. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5 or an Award Agreement, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.13 **Issuance of Shares of Stock**. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.14 **Restrictions on Stock Received**. The Committee may impose such conditions and restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.15 **Section 409A**. Awards shall be designed, granted and administered in such a manner that they are intended to either be exempt from the application of, or comply with, the requirements of Section 409A. The Company makes no representations that the Plan, the administration of the Plan, any Award Agreement or the amounts hereunder comply with, or are exempt from, Section 409A and the Company undertakes no obligation to ensure such compliance or exemption. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. Notwithstanding any other provision of the Plan, if Holder is a "specified employee" (within the meaning of Section 409A), and the Company determines that a payment or vesting under an Award is not Permissible under Section 409A, then no payment shall be made or vesting shall occur under the Award due to a "separation from service" (within the meaning of Section 409A of the Code) for any reason before the earlier of the date (i) that is six (6) months after the date on which the Holder incurs such separation from service or (ii) of the Holder's death.

4.16 **Date of Grant**. The date on which an Option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of Stock for sale to a Holder under the terms and conditions of the Option or SAR; *provided* that such corporate action shall not be considered complete until the date on which the *maximum* number of shares that can be purchased under the Option or SAR and the minimum Option Price or grant price are fixed or determinable. If the corporate action contemplates an immediate offer of Stock for sale to a class of individuals, then the date of the granting of an Option or SAR is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.17 **Source of Shares Deliverable Under Awards**. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

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ARTICLE V

OPTIONS

5.1 **Authority to Grant Options**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons under Article III in such number and upon such terms as the Committee shall determine; *provided* that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2 **Type of Options Available**. Options granted under the Plan may be NQSOs or ISOs.

5.3 **Option Agreement**. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.10 of the Plan are exceeded with respect to the Option or the Option does not otherwise qualify as an ISO, the portion of the Option in excess of the limitation or which does not otherwise qualify as an ISO shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4 **Option Price**. Except with respect to Substitute Awards, the price at which shares of Stock may be purchased under an Option (the "***Option Price***") shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; *provided*, *however*, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the shares subject to such Option may be less than one hundred percent (100%) of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (i) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (ii) the aggregate purchase price of such shares.

5.5 **Duration of Option**. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, and, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (b) the period of time specified in the applicable Award Agreement that follows the Holder's Separation from Service.

5.6 **Amount Exercisable**. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7 **Exercise of Option**.

(a) *General Method of Exercise*. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery

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of written notice in the manner designated by the Committee stating (i) that the Holder wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Stock with respect to which the Option is to be exercised and (iii) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered, or the account to which the shares of Stock represented by book or electronic entry should be delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price (and all applicable federal, state, local and foreign withholding taxes described in Section 17.3) by any combination of the following: (v) cash, certified check, or bank draft for an amount equal to the Option Price under the Option, (w) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Stock with a Fair Market Value on the date of exercise equal to the Option Price under the Option (if approved in advance by the Committee or an executive officer of the Company), (x) the Committee may permit a Holder to pay such Holder's Option Price upon the exercise of an Option by having the Company reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option, (y) as described further in (c) below, an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (z) except as specified below, any other form of payment which is acceptable to the Committee. Whenever an Option is exercised by exchanging shares of Stock owned by the Holder, the Holder shall deliver to the Company or its delegate certificates registered in the name of the Holder representing a number of shares of Stock legally and beneficially owned by the Holder, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Option is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

(b) *Issuance of Shares*. Subject to Section 4.3 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy the aggregate option price and any withholding tax liability that *may* result from the exercise of such Option, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder's name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder or shall have transferred to the account designated by the Holder to which the shares of Stock represented by book or electronic entry are to be delivered.

(c) *Exercise Through Third-Party Broker*. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable federal, state, local and foreign tax withholding resulting from such exercise.

(d) *Limitations on Exercise Alternatives*. An Option may not be exercised for a fraction of a share of Stock.

5.8 **Transferability-Incentive Stock Options**. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.9 **No Rights as Stockholder**. A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company. Except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.10 **$100,000 Limitation on ISOs**. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking

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into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.11 **Separation from Service**. Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination or severance.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 **Authority to Grant SAR Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons under Article III in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2 **Type of Stock Appreciation Rights Available**. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

6.3 **General Terms**. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR except in the case of Substitute Awards. The grant price of Tandem SARs shall not be less than the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the grant price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (i) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (ii) the aggregate base price of such shares.

6.4 **SAR Agreement**. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.5 **Term of SAR**. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

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6.6 **Exercise of Freestanding SARs**. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. In accordance with applicable law, a Freestanding SAR may be exercised subject to whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.7 **Exercise of Tandem SARs**. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be delivered. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised subject to whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.8 **Payment of SAR Amount**. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. The payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.9 **Separation from Service**. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

6.10 **No Rights as Stockholder**. A grantee of a SAR award, as such, shall have no rights as a stockholder.

6.11 **Restrictions on Stock Received**. The Committee may impose such conditions and restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 **Restricted Stock Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons under Article III in such number and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder's rights with respect to Restricted Stock, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable.

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7.2 **Restricted Stock Award Agreement**. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3 **Holder's Rights as Stockholder**. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder's name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1 **Authority to Grant RSU Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons under Article III in such amounts and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2 **RSU Award**. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3 **RSU Award Agreement**. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, vesting, transferability and forfeiture restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4 **Dividend Equivalents**. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided, however, that any Dividend Equivalents with respect to an RSU Award that is subject to vesting conditions shall be subject to the same vesting conditions as the underlying Award.

8.5 **Form of Payment Under RSU Award**. Payment under an RSU Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

8.6 **Time of Payment Under RSU Award**. A Holder's payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

8.7 **Holder's Rights as Stockholder**. Except as set forth in Section 8.4, each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder's RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

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ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1 **Authority to Grant Performance Stock Awards and Performance Unit Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons under Article III in such amounts and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder's rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company's share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable.

9.2 **Performance Goals**. Performance Goals upon which the payment or vesting of an Award under this Plan may be based on one or more of the following business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole: earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value, successful closing of transactions, utilization rates, safety and environmental performance measures (including total recordable incident rates ("TRIR")), or such other goals as the Committee may determine whether or not listed herein. Performance Goals may also be based on performance relative to a peer group of companies. Performance Goals may apply to results obtained relative to a specific industry or a specific index. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The terms, conditions and limitations applicable to any Performance Stock Award or Performance Unit Award made pursuant to the Plan shall be determined by the Committee.

9.3 **Written Agreement**. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and such other provisions not inconsistent with the Plan as the Committee may specify.

9.4 **Form of Payment Under Performance Unit Award**. Payment under a Performance Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

9.5 **Time of Payment Under Performance Unit Award**. A Holder's payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

9.6 **Holder's Rights as Stockholder with Respect to a Performance Stock Award**. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock. Notwithstanding the foregoing, dividends paid with respect to a Performance Stock Award shall be

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deposited with the Company and shall be subject to the same forfeiture and other restrictions as the shares of Stock with respect to which such distribution was made.

9.7 **Holder's Rights as Stockholder with Respect to a Performance Unit Award**. Each recipient of a Performance Unit Award shall have no rights of a stockholder with respect to the Holder's Performance Unit Award. A Holder shall have no voting rights with respect to any Performance Unit Award.

9.8 **Dividend Equivalents**. An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award; provided, however, that any Dividend Equivalents with respect to a Performance Unit Award that is subject to vesting conditions shall be subject to the same vesting conditions as the underlying Award.

ARTICLE X

ANNUAL CASH INCENTIVE AWARDS

10.1 **Authority to Grant Annual Cash Incentive Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan to Employees in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Article X, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

10.2 **Written Agreement**. Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

10.3 **Form of Payment Under Annual Cash Incentive Award**. Payment under an Annual Cash Incentive Award shall be made in cash.

10.4 **Time of Payment Under Annual Cash Incentive Award**. A Holder's payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

ARTICLE XI

OTHER STOCK-BASED AWARDS

11.1 **Authority to Grant Other Stock-Based Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons under Article III in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.2 **Value of Other Stock-Based Award**. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

11.3 **Written Agreement**. Each Other Stock-Based Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

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11.4 **Payment of Other Stock-Based Award**. Payment under an Other-Stock Based Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

11.5 **Separation from Service**. The Committee shall determine the extent to which a Holder's rights with respect to Other Stock-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

11.6 **Time of Payment of Other Stock-Based Award**. A Holder's payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

ARTICLE XII

CASH-BASED AWARDS

12.1 **Authority to Grant Cash-Based Awards**. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons under Article III in such amounts and upon such terms as the Committee shall determine.

12.2 **Value of Cash-Based Award**. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

12.3 **Written Agreement**. Each Cash-Based Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

12.4 **Payment of Cash-Based Award**. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

12.5 **Time of Payment of Cash-Based Award**. Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

12.6 **Separation from Service**. The Committee shall determine the extent to which a Holder's rights with respect to Cash-Based Awards shall be affected by the Holder's Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIII

SUBSTITUTE AWARDS

Substitute Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the Substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant

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may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to a Substitute Award such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XIV

ADMINISTRATION

14.1 **Awards**. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Outside Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

14.2 **Authority of the Committee**.

(a) The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (i) determine the persons to whom and the time or times at which Awards will be made; (ii) determine the type or types of Awards to be granted; (iii) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (iv) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (vii) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan. The Committee may, in its sole discretion and for any reason at any time (including, without limitation, in an Award Agreement or upon a termination of employment), take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Period of Restriction applicable to any outstanding Awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse and (iv) the Performance Goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other level.

(b) The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

(c) The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan's objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may

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employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such person.

(d) The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.

(e) No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company's Amended and Restated Certificate of Incorporation and/or Amended and Restated By-laws) and under any directors' and officers' liability insurance that may be in effect from time to time.

14.3 **Decisions Binding**. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

14.4 **No Liability**. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company's, its Affiliates', the Committee's or the Board's roles in connection with the Plan.

ARTICLE XV

AMENDMENT OR TERMINATION OF PLAN

15.1 **Amendment, Modification, Suspension, and Termination**. Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company's stockholders, (i) except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash or other property if the aggregate fair market value of such Option or SAR is less than the gross Option Price of such Option or the gross grant price of such SAR, (ii) amend the Plan if stockholder approval is required with respect to such amendment by applicable law or stock exchange rules, or (iii) amend the director compensation limits set forth in Section 4.2(c).

15.2 **Awards Previously Granted**. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

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ARTICLE XVI

MISCELLANEOUS

16.1 **Unfunded Plan/No Establishment of a Trust Fund**. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.2 **No Employment Obligation**. The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder's employment or service relationship at any time or for any reason not prohibited by law.

16.3 **Tax Withholding**.

(a) The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld ("***Tax Withholding Obligation***") with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions.

(b) The Committee may, in its discretion, permit a Holder to satisfy any Tax Withholding Obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company's or an Affiliate's Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company's or an Affiliate's Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury or other applicable governmental authorities, on behalf of the Holder, in the amount of the Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value less than the amount of the Tax Withholding Obligation and the Holder must satisfy the remaining withholding obligation in some other manner permitted under this Section 16.3. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder's right, title and interest in such shares of Stock shall terminate.

(c) The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the

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Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

16.4 **No Rights to Awards**. No Employee, Outside Director or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of among such Persons. The terms and conditions of Awards need not be the same with respect to each recipient.

16.5 **No Guarantee of Tax Consequences**. The Company makes no commitment or guarantee to any Employee, Outside Director or other person that any federal, state, local or other tax treatment will (or will not) apply or be available to any person with respect to Awards under this Plan or the granting, holding, vesting, transfer or settlement of any such Award and assumes no liability whatsoever for the tax consequences to any Employee, Outside Director or to any other person with respect to Awards under this Plan or the granting, holding, vesting, transfer or settlement of any such Award.

16.6 **Gender and Number**. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

16.7 **Severability**. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.8 **Headings**. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

16.9 **Other Compensation Plans**. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Outside Directors.

16.10 **Retirement and Welfare Plans**. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as "compensation" for purposes of computing the benefits payable to any person under the Company's or any Affiliate's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant's benefit.

16.11 **Other Awards**. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

16.12 **Law Limitations/Governmental Approvals**. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.13 **Delivery of Title**. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.14 **Inability to Obtain Authority**. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

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16.15 **Investment Representations**. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

16.16 **Persons Residing Outside of the United States**. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section 16.16 by the Committee shall be attached to the Plan document as Appendices); and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, any securities law or governing statute or any other applicable law.

16.17 **Arbitration of Disputes**. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in Houston, Texas pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

16.18 **No Fractional Shares**. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.19 **Governing Law**. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70476-P23167 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INDEPENDENCE CONTRACT DRILLING, INC.

The Board of Directors recommends you vote FOR the following Directors, FOR the approval of the 2019 Omnibus Incentive Plan, and FOR the proposal to ratify the Company's Independent Auditors:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF DIRECTORS

Nominees:

01) Thomas R. Bates, Jr.
02) J. Anthony Gallegos, Jr.
03) James D. Crandell
04) Matthew D. Fitzgerald
05) Daniel F. McNease
06) James G. Minmier
07) Adam J. Piekarski

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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E70477-P23167

INDEPENDENCE CONTRACT DRILLING, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 4, 2019 AT 8:00 AM LOCAL TIME

The undersigned hereby constitutes and appoints J. Anthony Gallegos, Jr. and Philip A. Choyce, and each of them, the attorneys and proxies of the undersigned with the full power of substitution to appear and to vote all of the shares of common stock of Independence Contract Drilling, Inc., held of record by the undersigned on April 15, 2019, as if personally present at the Annual Meeting of Stockholders to be held on Tuesday, June 4, 2019, and any adjournment or postponement thereof, as designated on the reverse.

Each signatory to this proxy acknowledges receipt from Independence Contract Drilling, Inc., prior to execution of this proxy, of the Notice of Annual Meeting of Stockholders and a Proxy Statement dated April 25, 2019.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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